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                                                                     EXHIBIT 2.1




                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                     PENSECO FINANCIAL SERVICES CORPORATION,

                      PENN SECURITY BANK AND TRUST COMPANY

                                       and

                                 OLD FORGE BANK



                          Dated as of December 5, 2008



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                                TABLE OF CONTENTS

ARTICLE 1 Definitions........................................................1

  Section 1.1.   Defined Terms...............................................1
  Section 1.2.   Other Defined Terms.........................................3

ARTICLE 2 The Merger.........................................................6

  Section 2.1.   The Merger..................................................6
  Section 2.2.   Effective Time..............................................6
  Section 2.3.   Effects of the Merger.......................................6
  Section 2.4.   Tax Consequences............................................6
  Section 2.5.   Board of Directors; Officers................................6
  Section 2.6.   Articles of Incorporation...................................7
  Section 2.7.   Bylaws......................................................7

ARTICLE 3 Conversion of Shares; Delivery of Merger Consideration.............7

  Section 3.1.   Conversion of Common Stock; Merger Consideration............7
  Section 3.2.   Procedures for Exchange of Old Forge Common Stock..........11
  Section 3.3.   Reservation of Shares......................................15

ARTICLE 4 Representations and Warranties of Old Forge.......................15

  Section 4.1.   Corporate Organization.....................................15
  Section 4.2.   Capitalization.............................................15
  Section 4.3.   Authority; No Violation....................................16
  Section 4.4.   Consents and Approvals.....................................17
  Section 4.5.   Reports; Regulatory Matters................................17
  Section 4.6.   Financial Statements.......................................18
  Section 4.7.   Broker's Fees..............................................19
  Section 4.8.   Absence of Certain Changes or Events.......................19
  Section 4.9.   Legal Proceedings..........................................21
  Section 4.10.  Taxes......................................................21
  Section 4.11.  Employee Matters...........................................22
  Section 4.12.  Compliance with Applicable Law.............................24
  Section 4.13.  Certain Contracts..........................................25
  Section 4.14.  Risk Management Instruments................................25
  Section 4.15.  Investment Securities and Commodities......................26
  Section 4.16.  Property...................................................26
  Section 4.17.  Intellectual Property......................................27
  Section 4.18.  Environmental Liability....................................27
  Section 4.19.  Personal Property Leases...................................28
  Section 4.20.  Securitizations............................................28
  Section 4.21.  Reorganization; Approvals..................................28
  Section 4.22.  Opinion....................................................28
  Section 4.23.  Old Forge Information......................................28
  Section 4.24.  State Takeover Law.........................................28
  Section 4.25.  Loan Portfolio.............................................29
  Section 4.26.  Internal Controls..........................................30
  Section 4.27.  Due Diligence..............................................30

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ARTICLE 5 Representations and Warranties of Penseco and Penn Security.......30

  Section 5.1.   Corporate Organization.....................................30
  Section 5.2.   Capitalization.............................................31
  Section 5.3.   Authority; No Violation....................................32
  Section 5.4.   Consents and Approvals.....................................33
  Section 5.5.   Reports; Regulatory Matters................................33
  Section 5.6.   Financial Statements.......................................34
  Section 5.7.   Broker's Fees..............................................35
  Section 5.8.   Absence of Certain Changes or Events.......................35
  Section 5.9.   Legal Proceedings..........................................36
  Section 5.10.  Taxes and Tax Returns......................................36
  Section 5.11.  Compliance with Applicable Law.............................36
  Section 5.12.  Reorganization; Approvals..................................37
  Section 5.13.  Opinion....................................................37
  Section 5.14.  Penseco Information........................................37
  Section 5.15.  Risk Management Instruments................................37
  Section 5.16.  Investment Securities and Commodities......................38
  Section 5.17.  Property...................................................38
  Section 5.18.  Intellectual Property......................................38
  Section 5.19.  Environmental Liability....................................38
  Section 5.20.  Loan Portfolio.............................................39
  Section 5.21.  Internal Controls..........................................39
  Section 5.22.  Certain Contracts..........................................39
  Section 5.23.  Due Diligence..............................................40
  Section 5.24.  Operations of Merger Sub...................................40

ARTICLE 6 Covenants Relating to Conduct of Business.........................40

  Section 6.1.   Conduct of Old Forge's Business Before the Effective Time..40
  Section 6.2.   Old Forge Forbearances.....................................41
  Section 6.3.   Penseco Covenants..........................................43

ARTICLE 7 Additional Agreements.............................................44

  Section 7.1.   Form S-4; Proxy Statement-Prospectus.......................44
  Section 7.2.   Regulatory Approvals.......................................45
  Section 7.3.   Access to Information; Confidentiality.....................46
  Section 7.4.   Shareholder Approval.......................................46
  Section 7.5.   Employee Benefit Plans; Existing Agreements................47
  Section 7.6.   Indemnification; Directors' and Officers' Insurance........48
  Section 7.7.   Additional Agreements......................................49
  Section 7.8.   Advice of Changes..........................................49
  Section 7.9.   No Solicitation............................................49
  Section 7.10.  Employment Agreements......................................52
  Section 7.11.  Appointment of Old Forge Directors.........................52
  Section 7.12.  Director Agreements........................................53
  Section 7.13.  Branding...................................................53
  Section 7.14.  Dividends..................................................53
  Section 7.15.  Formation of Merger Sub....................................53

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ARTICLE 8 Conditions Precedent..............................................53

  Section 8.1.   Conditions to Each Party's Obligation to Effect the Merger.53
  Section 8.2.   Conditions to Obligations of Penseco and Penn Security.....54
  Section 8.3.   Conditions to Obligations of Old Forge.....................55

ARTICLE 9 Termination and Amendment.........................................56

  Section 9.1.   Termination................................................56
  Section 9.2.   Effect of Termination......................................58
  Section 9.3.   Fees and Expenses..........................................58
  Section 9.4.   Amendment..................................................60
  Section 9.5.   Extension; Waiver..........................................60

ARTICLE 10 General Provisions...............................................60

  Section 10.1.  Closing....................................................60
  Section 10.2.  Standard...................................................60
  Section 10.3.  Nonsurvival of Representations, Warranties and Agreements..61
  Section 10.4.  Notices....................................................61
  Section 10.5.  Interpretation.............................................62
  Section 10.6.  Counterparts...............................................62
  Section 10.7.  Entire Agreement...........................................62
  Section 10.8.  Governing Law; Jurisdiction................................62
  Section 10.9.  Publicity..................................................63
  Section 10.10. Assignment; Third-Party Beneficiaries......................63
  Section 10.11. Enforcement of Agreement...................................63
  Section 10.12. Severability...............................................63

Schedule A--List of Shareholders for Voting Agreements
Schedule B--List of Individuals for Employment Protection Agreements

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                          AGREEMENT AND PLAN OF MERGER

            This AGREEMENT AND PLAN OF MERGER is dated as of December 5, 2008 (this "AGREEMENT"), by and among Penseco Financial Services Corporation, a Pennsylvania corporation ("PENSECO"), its direct wholly-owned subsidiary, Penn Security Bank and Trust Company, a Pennsylvania commercial bank and trust company ("PENN SECURITY"), and Old Forge Bank, a Pennsylvania commercial bank ("OLD FORGE").

                             W I T N E S S E T H:

            WHEREAS, the boards of directors of Penseco, Penn Security and Old Forge have determined that it is in the best interests of their respective companies and their shareholders and, in the case of Old Forge, its customers, employees and communities, to approve this Agreement and the two-step business combination transaction provided for in this Agreement pursuant to which (i) an interim Pennsylvania commercial bank and direct wholly-owned subsidiary of Penesco ("MERGER SUB") will merge with and into Old Forge (the "REVERSE MERGER") and (ii) immediately thereafter the First-Step Surviving Corporation (as defined herein) will merge with and into Penn Security (the "SECOND-STEP MERGER"), with Penn Security continuing as the surviving corporation, both steps of which will occur as part of a single integrated plan. As used in this Agreement, "MERGER" shall mean the Reverse Merger and the Second-Step Merger, collectively or sequentially, as appropriate;

            WHEREAS, for federal income Tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and this Agreement is intended to be and is adopted as a "plan of reorganization" within the meaning of Treasury Regulation Section 1.368-2(g);

            WHEREAS, concurrently with the execution of this Agreement, each Old Forge shareholder included on Schedule A attached hereto has executed an agreement substantially in the form of Exhibit A attached hereto (collectively, the "VOTING AGREEMENTS") between such shareholder and Penseco governing the voting of all shares of Old Forge Common Stock (as defined herein) owned by such shareholder at the Old Forge Shareholders Meeting (as defined herein); and

            WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

            NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE 1
                                   Definitions

        Section 1.1  Defined Terms.  As used in this Agreement, the following
                     -------------
terms have the following meanings.

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"BCL" means the Pennsylvania Business Corporation Law of 1988, as amended.

"BHC Act" means the Bank Holding Company Act of 1956, as amended.

"CASH COMPONENT" means $17,400,000.

"CERTIFICATE" means each certificate evidencing shares of Old Forge Common
Stock.

"DETERMINATION DATE" means the third calendar day immediately prior to the Effective Time, or if such calendar day is not a trading day on the OTC Bulletin Board, then the trading day immediately preceding such calendar day.

"DISSENTING HOLDER" means a holder of Dissenting Shares.

"DISSENTING SHARES" means shares of Old Forge Common Stock owned beneficially or of record by persons who assert dissenters rights and who perform every act required for the assertion of those rights under the applicable provisions of the Banking Code and the BCL, and who, as of the Effective Time, have not withdrawn or lost such dissenters rights.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"EXCHANGE AGENT" means such bank or trust company or other agent designated by Penseco, and reasonably acceptable to Old Forge, which shall act as agent for Penseco in connection with the exchange procedures for converting shares of Old Forge Common Stock evidenced by Certificates into the Merger Consideration.

"EXCHANGE RATIO" means the quotient, rounded to the nearest one ten thousandth, of (i) the Per Share Amount divided by (ii) the Penseco Closing Price.

"LIEN" means any lien, pledge, charge, security interest or similar encumbrance.

"MERGER SUB COMMON STOCK" means the class of common stock of Merger Sub.

"OLD FORGE COMMON STOCK" means the class of common stock, $2.50 par value per share, of Old Forge.

"OWNED PROPERTIES" means all the properties and assets reflected in the latest audited balance sheet as being owned by Old Forge or Penseco or one of its Subsidiaries, as the case may be, or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business).

"PENN SECURITY COMMON STOCK" means the class of common stock, $10.00 par value per share, of Penn Security.

"PENSECO CLOSING PRICE" means the average, rounded to the nearest one tenth of a cent, of the closing prices of Penseco Common Stock as reported on the OTC Bulletin Board for the Determination Date and the nineteen trading days immediately preceding the Determination Date (as adjusted, if necessary, for any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization during such period).

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"PENSECO COMMON STOCK" means the class of common stock, $.01 par value per share, of Penseco.

"PER SHARE AMOUNT" means the sum, rounded to the nearest one-tenth of a cent, of
(A) $31.127 plus (B) the product, rounded to the nearest one tenth of a cent, of the Share Ratio times the Penseco Closing Price.

"RELEVANT GROUP" means any affiliated, combined, consolidated, unitary or similar group.

"SARBANES-OXLEY ACT" means the Sarbanes-Oxley Act of 2002, as amended.

"SHARE RATIO" means the quotient, rounded to the nearest one ten thousandth, of
(i) 72.631 divided by (ii) the Penseco Closing Price, subject to a minimum of
2.0183 and a maximum of 1.8261.

"STARTING PRICE" means $37.88.

"TAX" or "TAXES" means all federal, state, local, or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental, profits, windfall profits, transaction, license, lease, service, use, occupation, severance, energy, unemployment, social security, worker's compensation, capital, premium, or other taxes, assessments, customs, duties, fees, levies, or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax, or additional amounts with respect thereto.

"TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        Section 1.2  Other Defined Terms. Other capitalized terms used herein
                     -------------------
are defined elsewhere in this Agreement.

          TERM                                    SECTION

          Agreement                               Introduction
          Alternative Proposal                    Section 7.9.1
          Alternative Transaction                 Section 7.9.1
          Approval Recommendation                 Section 7.4.1
          Articles of Merger                      Section 2.2
          Banking Code                            Section 2.1
          Cash Consideration                      Section 3.1.3(a)
          Cash Conversion Number                  Section 3.1.6
          Cash Election                           Section 3.1.3(a)
          Cash Election Number                    Section 3.1.6(b)(i)

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          TERM                                    SECTION

          Cash Election Shares                    Section 3.1.3(a)
          Claim                                   Section 7.6.1
          Closing                                 Section 10.1
          Closing Date                            Section 10.1
          Code                                    Preamble
          Confidentiality Agreement               Section 7.3.3
          Covered Employees                       Section 7.5.1
          Derivative Transactions                 Section 4.14.1
          DPC Common Shares                       Section 3.1.2
          Effective Time                          Section 2.2
          Election                                Section 3.2.1(a)
          Election Deadline                       Section 3.2.1(d)
          Environmental Laws                      Section 4.18
          ERISA                                   Section 4.11.1
          ERISA Affiliate                         Section 4.11.3(d)
          Exchange Agent Agreement                Section 3.2.1(d)
          Exchange Fund                           Section 3.2.2
          Expense Reimbursement                   Section 9.3.2(c)
          FDIC                                    Section 4.1.3
          Federal Reserve Board                   Section 4.4 First-Step
          Surviving Corporation                   Section 2.1
          Form of Election                        Section 3.2.1(b)
          Form S-4                                Section 4.4
          GAAP                                    Section 5.1.3
          Governmental Entity                     Section 4.4
          Holder                                  Section 3.2.1
          HSR Act                                 Section 4.4
          Indemnified Parties                     Section 7.6.1
          Index Price                             Section 9.1.7
          Index Ratio                             Section 9.1.7
          Injunction                              Section 8.1.3
          Insurance Amount                        Section 7.6.2
          Intellectual Property                   Section 4.17
          Leased Properties                       Section 5.17
          Letter of Transmittal                   Section 3.2.3(a)
          Loan(s)                                 Section 4.25.1
          Material Adverse Effect                 Section 4.8.1
          Materially Burdensome Regulatory        Section 7.2
          Condition Merger                        Preamble
          Merger Consideration                    Section 3.1.3
          Merger Sub                              Preamble
          Non-Election Shares                     Section 3.1.3(c)
          Notice Period                           Section 7.9.3
          Old Forge                               Introduction
          Old Forge Articles                      Section 4.1.2

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          TERM                                    SECTION

          Old Forge Board                         Section 4.3.1
          Old Forge Bylaws                        Section 4.1.2
          Old Forge Contract                      Section 4.13.1
          Old Forge Directors                     Section 7.11
          Old Forge Disclosure Schedule           Article 4
          Old Forge Employees                     Section 7.5.3
          Old Forge Regulatory Agreement          Section 4.5.2
          Old Forge Requisite Regulatory          Section 8.3.3
          Approvals Old Forge Shareholder Meeting Section 7.4.1
          Other Regulatory Approvals              Section 4.4
          Payment Holdback Amount                 Section 7.12
          Penn Security                           Introduction
          Penn Security Articles                  Section 5.1.3
          Penn Security Bylaws                    Section 5.1.3
          Penseco                                 Introduction
          Penseco Articles                        Section 5.1.2
          Penseco Bylaws                          Section 5.1.2
          Penseco Capitalization Date             Section 5.2.1
          Penseco Contracts                       Section 5.22.1
          Penseco Disclosure Schedule             Article 5
          Penseco Ratio                           Section 9.1.7
          Penseco Regulatory Agreement            Section 5.5.2
          Penseco Requisite Regulatory Approvals  Section 8.2.3
          Penseco SEC Reports                     Section 5.5.3
          Penseco Stock Plans                     Section 5.2.1
          Penseco Subsidiary                      Section 5.1.3
          Permitted Liens                         Section 4.16
          Personal Property Lease                 Section 4.19
          Plans                                   Section 4.11.1
          Policies, Practices and Procedures      Section 4.15.2
          Proxy Statement-Prospectus              Section 7.1.1
          Real Property                           Section 5.17
          Regulatory Agencies                     Section 4.5.1
          Reverse Articles of Merger              Section 2.2
          Reverse Merger                          Preamble
          SEC                                     Section 4.4
          Second-Step Articles of Merger          Section 2.2
          Second-Step Effective Time              Section 2.2
          Second-Step Merger                      Preamble
          Securities Act                          Section 4.2.1
          Shortfall Number                        Section 3.1.6(b)(ii)
          Stock Consideration                     Section 3.1.3(b)
          Stock Election                          Section 3.1.3(b)
          Stock Election Shares                   Section 3.1.3(b)
          Subsidiary                              Section 5.1.3

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          TERM                                    SECTION

          Superior Proposals                      Section 7.9.5
          Surviving Corporation                   Section 2.1
          Termination Fee                         Section 9.3.2
          Trust Account Common Shares             Section 3.1.2
          Voting Agreements                       Preamble
          Voting Debt                             Section 4.2.1

                                   ARTICLE 2
                                   The Merger

        Section 2.1  The Merger. Subject to the terms and conditions of this
                     ----------
Agreement, in accordance with the Pennsylvania Banking Code of 1965, as amended (the "BANKING CODE"), at the Effective Time, as part of a single integrated plan, Merger Sub shall be merged with and into Old Forge, and immediately thereafter (and in no event later than the same business day), the resulting institution from such merger shall be merged with and into Penn Security. As a result of the Reverse Merger, the separate existence of Merger Sub shall cease and Old Forge shall be the resulting institution of the Reverse Merger (the "FIRST-STEP SURVIVING CORPORATION") and a wholly owned subsidiary of Penseco and shall succeed to and assume all the rights and obligations of Old Forge in accordance with the laws of the Commonwealth of Pennsylvania. As a result of the Second-Step Merger the separate corporate existence of the First-Step Surviving Corporation shall cease and Penn Security shall continue as the resulting institution (the "SURVIVING CORPORATION") of the Second-Step Merger and a wholly owned subsidiary of Penseco and shall continue its existence under the laws of the Commonwealth of Pennsylvania.

        Section 2.2  Effective Time. The Reverse Merger shall become effective
                     --------------
as set forth in the articles of merger that shall be filed with the Secretary of State of the Commonwealth of Pennsylvania (the "REVERSE ARTICLES OF MERGER"). The Second-Step Merger shall become effective as set forth in the articles of merger that shall be filed with the Secretary of State of the Commonwealth of Pennsylvania (the "SECOND-STEP ARTICLES OF MERGER"). The "EFFECTIVE TIME" shall be the date and time when the Reverse Merger becomes effective as set forth in the Reverse Articles of Merger. The "SECOND-STEP EFFECTIVE TIME" shall be the date and time when the Second-Step Merger becomes effective as set forth in the Second-Step Articles of Merger.

        Section 2.3  Effects of the Merger. The Merger shall have the effects
                     ---------------------
set forth in Section 1606 of the Banking Code.

        Section 2.4  Tax Consequences. It is intended that the Merger shall
                     ----------------
constitute a "reorganization" within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" within the meaning of Treasury Regulation Section 1.368-2(g).

        Section 2.5  Board of Directors; Officers. The directors of Merger Sub
                     ----------------------------
immediately prior to the Effective Time shall be the directors of the First-Step Surviving Corporation. At the Second-Step Effective Time, the directors of the

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Surviving Corporation shall be comprised of the directors of Penn Security immediately prior to the Second-Step Effective Time, and immediately after the Second-Step Effective Time, certain individuals who are members of the board of directors of Old Forge on the date of this Agreement shall be appointed to the board of directors of the Surviving Corporation in accordance with Section 7.11. The officers of the First-Step Surviving Corporation shall consist of the officers of Merger Sub immediately prior to the Effective Time. The officers of the Surviving Corporation shall consist of the officers of Penn Security immediately prior to the Second-Step Effective Time.

        Section 2.6  Articles of Incorporation. At the Effective Time, the
                     -------------------------
Articles of Incorporation of Old Forge shall be the Articles of Incorporation of the First-Step Surviving Corporation. At the Second-Step Effective Time the Articles of Incorporation of Penn Security shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

        Section 2.7  Bylaws. At the Effective Time, the Bylaws of Old Forge
                     ------
shall be the Bylaws of the First-Step Surviving Corporation. At the Second-Step Effective Time the Bylaws of Penn Security shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

                                   ARTICLE 3
             Conversion of Shares; Delivery of Merger Consideration

        Section 3.1  Conversion of Common Stock; Merger Consideration. At the
                     ------------------------------------------------
Effective Time, by virtue of the Reverse Merger, and at the Second-Step Effective Time, by virtue of the Second-Step Merger, and in both cases without any action on the part of Penseco, Penn Security, Merger Sub, Old Forge or the holder of any of the following securities:

        3.1.1. At the Effective Time, each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the First-Step Surviving Corporation.

        3.1.2. At the Effective Time, all shares of Old Forge Common Stock issued and outstanding immediately prior to the Effective Time that are owned by Old Forge, Merger Sub, Penn Security or Penseco (other than shares of Old Forge Common Stock held in trust accounts, managed accounts and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties (any such shares, "TRUST ACCOUNT COMMON SHARES") and other than shares of Old Forge Common Stock held, directly or indirectly, by Old Forge, Merger Sub, Penseco or Penn Security in respect of a debt previously contracted (any such shares, "DPC COMMON SHARES")) shall be cancelled and shall cease to exist and no stock of Penseco or other consideration shall be delivered in exchange therefor.

        3.1.3. At the Second-Step Effective Time, each share of capital stock of the First-Step Surviving Corporation issued and outstanding immediately prior to the Second-Step Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation. Each share of capital stock in Penn Security issued and outstanding immediately prior to the Second-Step Effective Time shall remain outstanding after the Second-Step Effective Time and together with the converted shares of capital stock of the First-Step Surviving Corporation shall be the only outstanding shares of capital stock of the Surviving Corporation.

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        3.1.4. At the Effective Time, subject to Sections 3.1.6, 3.1.7 and
3.1.8, each share of Old Forge Common Stock, except for shares of Old Forge Common Stock owned by Old Forge, Merger Sub, Penn Security or Penseco (other than Trust Account Common Shares and DPC Common Shares), shall be converted, at the election of the holder thereof, in accordance with the procedures set forth in Section 3.2, into the right to receive the following, without interest:

                (a) for each share of Old Forge Common Stock with respect to which an election to receive cash has been effectively made and not revoked or deemed revoked pursuant to Section 3.2 (a "CASH ELECTION"), the right to receive in cash from Penseco an amount (the "Cash Consideration") equal to the Per Share Amount (collectively, the "CASH ELECTION SHARES");

                (b) for each share of Old Forge Common Stock with respect to which an election to receive Penseco Common Stock has been effectively made and not revoked or deemed revoked pursuant to Section 3.2 (a "STOCK ELECTION"), the right to receive from Penseco the number of shares of Penseco Common Stock (the "STOCK CONSIDERATION") as is equal to the Exchange Ratio (collectively, the "STOCK ELECTION SHARES"); and

                (c) for each share of Old Forge Common Stock other than shares as to which a Cash Election or a Stock Election has been effectively made and not revoked or deemed revoked pursuant to Section 3.2 (collectively, the "NON-ELECTION SHARES"), the right to receive from Penseco such Stock Consideration and/or Cash Consideration as is determined in accordance with
Section 3.1.6(b).

The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the "MERGER CONSIDERATION."

        3.1.5. All of the shares of Old Forge Common Stock converted into the right to receive the Merger Consideration pursuant to this Article 3 shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each Certificate shall thereafter represent only the right to receive the Merger Consideration and/or cash in lieu of fractional shares, into which the shares of Old Forge Common Stock represented by such Certificate have been converted pursuant to this Section 3.1 and Section 3.2.3(f), as well as any dividends to which holders of Old Forge Common Stock become entitled in accordance with Section 3.2.3(c).

        3.1.6. If, between the date of this Agreement and the Effective Time, the outstanding shares of Penseco Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the Share Ratio.

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        3.1.7. Proration.

                (a) Notwithstanding any other provision contained in this Agreement, the total number of shares of Old Forge Common Stock to be converted into Cash Consideration pursuant to Section 3.1.3 (the "CASH CONVERSION NUMBER") shall be equal to the quotient obtained by dividing (x) the Cash Component by
(y) the Per Share Amount. All other shares of Old Forge Common Stock shall be converted into Stock Consideration (other than Dissenting Shares and shares of Old Forge Common Stock to be cancelled as provided in Section 3.1.2).

                (b) Within five business days after the Effective Time, Penseco shall cause the Exchange Agent to effect the allocation among holders of Old Forge Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

                        (i) If the aggregate number of shares of Old Forge Common Stock with respect to which Cash Elections shall have been made (the "CASH ELECTION NUMBER") exceeds the Cash Conversion Number, then all Stock Election Shares and all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and Cash Election Shares of each holder thereof will be converted into the right to receive the Cash Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the Cash Conversion Number and the denominator of which is the Cash Election Number (with the Exchange Agent to determine, consistent with Section 3.1.6(a), whether fractions of Cash Election Shares shall be rounded up or down), with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Stock Consideration; and

                        (ii) If the Cash Election Number is less than the Cash Conversion Number (the amount by which the Cash Conversion Number exceeds the Cash Election Number being referred to herein as the "SHORTFALL NUMBER"), then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and the Non-Election Shares and Stock Election Shares shall be treated in the following manner:

                                (A) If the Shortfall Number is less than or
equal to the number of Non-Election Shares, then all Stock Election Shares shall be converted into the right to receive the Stock Consideration, and the Non-Election Shares of each holder thereof shall convert into the right to receive the Cash Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares (with the Exchange Agent to determine, consistent with Section 3.1.6(a), whether fractions of Non-Election Shares shall be rounded up or down), with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Stock Consideration; or

                                (B) If the Shortfall Number exceeds the number
of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof shall convert into the right to receive the Cash Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares, and the denominator of which is the total number of Stock Election Shares (with the Exchange Agent to determine, consistent with Section 3.1.6(a), whether fractions of Stock Election Shares shall be rounded up or down), with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Stock Consideration.

Notwithstanding anything to the contrary in this Section 3.1.6 or any other provision contained in this Agreement: (i) no Old Forge shareholder shall have the right to receive Stock Consideration to the extent that the receipt of such Stock Consideration would result in such Old Forge shareholder beneficially owning five percent (5%) or more of the number of shares of Penseco Common Stock outstanding immediately after the issuance of all of the Stock Consideration in the Merger; and (ii) in the event that the issuance of any Stock Consideration would result in an Old Forge shareholder beneficially owning five percent (5%) or more of the number of shares of Penseco Common Stock outstanding immediately after the issuance of all of the Stock Consideration in the Merger, Penseco, in its sole discretion, may (1) issue such Stock Consideration, notwithstanding such result or (2) increase the Cash Component and use the amount of such increase to pay Cash Consideration in lieu of such Stock Consideration. For purposes of this Section 3.1.7, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

        3.1.8. Dissenting Shares. Any Dissenting Shares which, as of the Effective Time, the holder thereof has not withdrawn or otherwise lost any right to such appraisal, shall not be entitled to receive the consideration set forth in Section 3.1.4, as applicable, but instead shall be converted into the right to receive such amount as may be determined to be due with respect to such Dissenting Shares pursuant to Section 1222 of the Banking Code and applicable provisions of the BCL. Old Forge shall give Penseco (i) prompt notice of any written notice or demands for appraisal of shares of Old Forge Common Stock, written withdrawals or modifications of such demands, and any other instruments served pursuant to the Section 1222 of the Banking Code and the applicable provisions of the BCL and received by Old Forge which relate to any such demand for appraisal, and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Closing. Old Forge agrees that, except with the prior written consent of Penseco, it will not make any payment with respect to or settle any claim, demand or other obligation it may have with respect to any Dissenting Shares. Each Dissenting Holder who, pursuant to the provisions of Section 1222 of the Banking Code and the applicable provisions of the BCL, becomes entitled to payment of the fair value for any Dissenting Shares, shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to the provisions of
Section 1222 of the Banking Code and the applicable provisions of the BCL) and thereupon such Dissenting Shares shall be canceled and retired, and shall cease to exist. If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares for any reason, including because the Dissenting Holder withdraws, fails to perfect or otherwise loses the right to appraisal, then Penseco shall pay (or cause the Surviving Corporation to pay) the consideration, without interest, which such Dissenting Holder would have been entitled to receive pursuant to Section 3.1.4, assuming such shares were not Dissenting Shares at the Effective Time.

        Section 3.2  Procedures for Exchange of Old Forge Common Stock.
                     -------------------------------------------------
        3.2.1. Election Procedures. Each holder of record of shares of Old Forge Common Stock ("Holder") shall have the right, subject to the limitations set forth in this Article 3, to submit an election in accordance with the following procedures:

                (a) Each Holder may specify in a request made in accordance with the provisions of this Section 3.2.1 (herein called an "ELECTION") (i) the number of shares of Old Forge Common Stock owned by such Holder with respect to which such Holder desires to make a Stock Election and (ii) the number of shares of Old Forge Common Stock owned by such Holder with respect to which such Holder desires to make a Cash Election.

                (b) Penseco shall prepare a form reasonably acceptable to Old Forge (the "FORM OF ELECTION") which shall be mailed to each holder of record of Certificate(s) so as to permit such holders to exercise their right to make an Election prior to the Election Deadline.

                (c) Penseco shall make the Form of Election initially available not less than twenty (20) business days prior to the anticipated Election Deadline and shall use all reasonable efforts to make available as promptly as possible a Form of Election to any shareholder of Old Forge who requests such Form of Election following the initial mailing of the Forms of Election and prior to the Election Deadline.

                (d) Any Election shall have been made properly only if the person authorized to receive Elections and to act as Exchange Agent, pursuant to an agreement (the "EXCHANGE AGENT AGREEMENT") entered into prior to the mailing of the Form of Election to Old Forge shareholders, shall have received, by the Election Deadline, a Form of Election properly completed and signed and accompanied by Certificates to which such Form of Election relates or by an appropriate customary guarantee of delivery of such certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or a commercial bank or trust company in the United States; provided, that such Certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery. Failure to deliver shares of Old Forge Common Stock covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election, unless otherwise determined by Penseco, in its sole discretion. As used herein, unless otherwise agreed in advance by the parties, "ELECTION DEADLINE" means 5:00 p.m. local time (in the city in which the principal office of the Exchange Agent is located) on the day prior to the Old Forge Shareholder Meeting. Old Forge and Penseco shall cooperate to issue a press release reasonably satisfactory to each of them announcing the date of the Election Deadline not more than fifteen (15) business days before, and at least five (5) business days prior to, the Election Deadline.

                (e) Any Old Forge shareholder may, at any time prior to the Election Deadline, change his or her Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Form of Election. Subject to the terms of the Exchange Agent Agreement, if Penseco shall determine in its reasonable discretion that any Election is not properly made with respect to any shares of

Old Forge Common Stock (neither Penseco nor Old Forge nor the Exchange Agent being under any duty to notify any shareholder of any such defect), such Election shall be deemed to be not in effect, and the shares of Old Forge Common Stock covered by such Election shall, for purposes hereof, be deemed to be Non-Election Shares, unless a proper Election is thereafter timely made.

                (f) Any Old Forge shareholder may, at any time prior to the Election Deadline, revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Certificates, or of the guarantee of delivery of such Certificates, previously deposited with the Exchange Agent. All Elections shall be automatically deemed revoked upon receipt by the Exchange Agent of written notification from Penseco or Old Forge that this Agreement has been terminated in accordance with Article 9.

                (g) Subject to the terms of the Exchange Agent Agreement, Penseco, in the exercise of its reasonable, good faith discretion, shall have the right to make all determinations, not inconsistent with the terms of this Agreement, governing (i) the validity of the Forms of Election and compliance by any Old Forge shareholder with the Election procedures set forth herein,
(ii) the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 3.1.3, (iii) the issuance and delivery of certificates representing the whole number of shares of Penseco Common Stock into which shares of Old Forge Common Stock are converted in the Reverse Merger and (iv) the method of payment of cash for shares of Old Forge Common Stock converted into the right to receive the Cash Consideration and cash in lieu of fractional shares of Penseco Common Stock.

        3.2.2. Deposit of Merger Consideration. At or prior to the Effective
               -------------------------------
Time, Penseco shall deposit, or shall cause to be deposited, with the Exchange Agent (i) certificates representing the number of shares of Penseco Common Stock sufficient to deliver, and Penseco shall instruct the Exchange Agent to timely deliver, the aggregate Stock Consideration, and (ii) immediately available funds equal to the aggregate Cash Consideration (together with, to the extent then determinable, any cash payable in lieu of fractional shares pursuant to Section 3.2.3(f)) (collectively, the "EXCHANGE FUND") and Penseco shall instruct the Exchange Agent to timely pay the Cash Consideration, and such cash in lieu of fractional shares, in accordance with this Agreement.

        3.2.3. Delivery of Merger Consideration.
               --------------------------------

                (a) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Certificate(s) which immediately prior to the Effective Time represented outstanding shares of Old Forge Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 3.1 and any cash in lieu of fractional shares of Penseco Common Stock to be issued or paid in consideration therefor who did not properly complete and submit an Election Form (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificate(s) shall pass, only upon delivery of Certificate(s) (or affidavits of loss in lieu of such Certificates) to the Exchange Agent and shall be substantially in such form and have such other provisions as shall be prescribed by the Exchange Agent Agreement) (the "LETTER OF TRANSMITTAL") and (ii) instructions for use in surrendering Certificate(s) in exchange for the Merger Consideration and any cash in lieu of fractional shares of Penseco Common Stock to be issued or paid in consideration therefor in accordance with Section 3.2.3(f) upon surrender of such Certificate and any dividends or distributions to which such holder is entitled pursuant to
Section 3.2.3(c).

                (b) Upon surrender to the Exchange Agent of its Certificate or Certificates, accompanied by a properly completed Form of Election or a properly completed Letter of Transmittal, a holder of Old Forge Common Stock will be entitled to receive promptly after the Effective Time the Merger Consideration (with the aggregate Cash Consideration paid to each such holder rounded to the nearest whole cent) and any cash in lieu of fractional shares of Penseco Common Stock to be issued or paid in consideration therefor in respect of the shares of Old Forge Common Stock represented by its Certificate or Certificates. Until so surrendered, each such Certificate shall represent after the Effective Time, for all purposes, only the right to receive the Merger Consideration and any cash in lieu of fractional shares of Penseco Common Stock to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with, and any dividends or distributions to which such holder is entitled pursuant to, this Section 3.2.

                (c) No dividends or other distributions with respect to Penseco Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Penseco Common Stock represented thereby, in each case until the surrender of such Certificate in accordance with this Section 3.2. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate in accordance with this Section 3.2, the record holder thereof shall be entitled to receive, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of Penseco Common Stock represented by such Certificate and not paid and/or (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of Penseco Common Stock represented by such Certificate with a record date after the Effective Time (but before such surrender date) and with a payment date subsequent to the issuance of the Penseco Common Stock issuable with respect to such Certificate.

                (d) In the event of a transfer of ownership of a Certificate representing Old Forge Common Stock that is not registered in the stock transfer records of Old Forge, the proper amount of cash and/or shares of Penseco Common Stock shall be paid or issued in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate formerly representing such Old Forge Common Stock shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment or issuance shall pay any transfer or other similar Taxes required by reason of the payment or issuance to a person other than the registered holder of the Certificate or establish to the satisfaction of Penseco that the Tax has been paid or is not applicable.

                (e) After the Effective Time, there shall be no transfers on the stock transfer books of Old Forge of the shares of Old Forge Common Stock that were issued and outstanding immediately prior to the Effective Time other than to settle transfers of Old Forge Common Stock that occurred prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration and any cash in lieu of fractional shares of Penseco Common Stock to be issued or paid in consideration therefor in accordance with the procedures set forth in this Section 3.2.

                (f) Notwithstanding anything to the contrary contained in this Agreement, no certificates or scrip representing fractional shares of Penseco Common Stock shall be issued upon the surrender of Certificates for exchange, no dividend or distribution with respect to Penseco Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Penseco. In lieu of the issuance of any such fractional share, Penseco shall pay to each former shareholder of Old Forge who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the Penseco Closing Price by (ii) the fraction of a share (after taking into account all shares of Old Forge Common Stock held by such holder at the Effective Time and rounded to the nearest thousandth when expressed in decimal form) of Penseco Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 3.1.

                (g) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Old Forge as of the first anniversary of the Effective Time may, to the extent permitted by applicable law, be paid to Penseco. In such event, any former shareholders of Old Forge who have not theretofore complied with this Section 3.2 shall thereafter look only to Penseco with respect to the Merger Consideration, any cash in lieu of any fractional shares and any unpaid dividends and distributions on the Penseco Common Stock deliverable in respect of each share of Old Forge Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Penseco, Penn Security, Merger Sub, Old Forge, the Exchange Agent or any other person shall be liable to any former holder of shares of Old Forge Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

                (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Penseco or the Exchange Agent, the posting by such person of a bond in such amount as Penseco may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

        3.2.4. Withholding Rights. The Exchange Agent (or, subsequent to the
               ------------------
first anniversary of the Effective Time, Penseco) shall be entitled to deduct and withhold from the Merger Consideration and any cash in lieu of fractional shares of Penseco Common Stock otherwise payable pursuant to this Agreement to any holder of Old Forge Common Stock such amounts as the Exchange Agent or Penseco, as the case may be, is required to deduct and withhold under federal, state, local or foreign law, with respect to the making of such payment. To the extent the amounts are so withheld by the Exchange Agent or Penseco, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Old Forge Common Stock in respect of whom such deduction and withholding was made by the Exchange Agent or Penseco, as the case may be.

        Section 3.3 Reservation of Shares. Penseco shall reserve for issuance a
                    ---------------------
sufficient number of shares of Penseco Common Stock for the purpose of issuing shares of Penseco Common Stock to the Old Forge shareholders in accordance with this Article 3.

                                   ARTICLE 4
                   Representations and Warranties of Old Forge

        Old Forge has delivered a disclosure schedule (the "OLD FORGE
DISCLOSURE SCHEDULE") to Penseco and Penn Security in connection with the execution of this Agreement setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article 4 or to one or more of Old Forge's covenants contained herein. Except as set forth on the Old Forge Disclosure Schedule, Old Forge hereby represents and warrants to Penseco and Penn Security as follows:

        Section 4.1  Corporate Organization.
                     ----------------------

        4.1.1. Old Forge is a commercial bank duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Old Forge has the power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, other than in such jurisdictions where to failure to be so licensed or qualified, individually or in the aggregate, would not have a Material Adverse Effect. Old Forge has no Subsidiaries (as defined below).

        4.1.2. True, complete and correct copies of the Articles of Incorporation of Old Forge, as amended (the "Old Forge Articles"), and the Bylaws of Old Forge (the "Old Forge Bylaws"), as in effect as of the date of this Agreement, have previously been made available to Penseco.

        4.1.3. The deposit accounts of Old Forge are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Deposit Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

        Section 4.2  Capitalization.
                     --------------

        4.2.1. The authorized capital stock of Old Forge consists of 1,000,000 shares of Old Forge Common Stock, of which, 558,994 shares are issued and outstanding. No shares of Old Forge Common Stock are reserved for issuance. All of the issued and outstanding shares of Old Forge Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No bonds, debentures, notes or other indebtedness of Old Forge having the right to vote on any matters on which its shareholders may vote ("VOTING DEBT") are issued or outstanding. Except pursuant to this Agreement, Old Forge does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of, or the payment of any amount based on, any shares of Old Forge Common Stock, Voting Debt or any other equity securities of Old Forge or any securities representing the right to purchase or otherwise receive any shares of Old Forge Common Stock, Voting Debt or other equity securities of Old Forge. Except as set forth in Section 4.2.1 of the Old Forge Disclosure Schedule, there are no contractual obligations of Old Forge (i) to repurchase, redeem or otherwise acquire any shares of capital stock of Old Forge or any equity security of Old Forge or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of Old Forge or (ii) pursuant to which Old Forge is or could be required to register shares of Old Forge capital stock or other securities under the Securities Act of 1933, as amended (the "SECURITIES ACT"). No equity-based awards are outstanding. Except as set forth on Section
4.2.1 of the Old Forge Disclosure Schedule, since December 31, 2007, through the date hereof, Old Forge has not (A) issued or repurchased any shares of Old Forge Common Stock, Voting Debt or other equity securities of Old Forge, or (B) issued or awarded any options, restricted shares or any other equity-based awards. Except as set forth on Schedule 4.2.1 of the Old Forge Disclosure Schedule, neither the Old Forge Common Stock nor any other class of securities of Old Forge is held, or has been held at any one time, of record by five hundred or more persons.

        4.2.2. Section 4.2.2 of the Old Forge Disclosure Schedule sets forth Old Forge's capital stock, equity interest or other direct or indirect ownership interest in any person, where such ownership interest is equal to or greater than five percent of the total ownership interest of such person.

        Section 4.3  Authority; No Violation.
                     -----------------------

        4.3.1. Old Forge has requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the board of directors of Old Forge (the "OLD FORGE BOARD"). The Old Forge Board has determined that the Merger, on substantially the terms and conditions set forth in this Agreement, is advisable and in the best interests of Old Forge and its shareholders, customers, employees and communities, has resolved to recommend that Old Forge's shareholders vote in favor of the Merger, on substantially the terms and conditions set forth in this Agreement, and has directed that the Merger, on substantially the terms and conditions set forth in this Agreement, be submitted to Old Forge's shareholders for consideration at a duly held meeting of such shareholders and, except for the approval of this Agreement by the affirmative vote of the holders of two thirds of the outstanding shares of Old Forge Common Stock entitled to vote at such meeting, no other proceedings on the part of Old Forge are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Old Forge and (assuming due authorization, execution and delivery by Penseco and Penn Security) constitutes the valid and binding obligation of Old Forge, enforceable against Old Forge in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity).

        4.3.2. Neither the execution and delivery of this Agreement by Old Forge nor the consummation by Old Forge of the transactions contemplated hereby, nor compliance by Old Forge with any of the terms or provisions of this Agreement, will (i) violate any provision of the Old Forge Articles or the Old Forge Bylaws or (ii) assuming that the consents, approvals and filings referred to in Section
4.4 are duly obtained and/or made, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or Injunction applicable to Old Forge or any of its respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Old Forge under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Old Forge is a party or by which any of them or any of their respective properties or assets is bound.

        Section 4.4  Consents and Approvals. Except for (a) the filing of
                     ----------------------
applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD") under the BHC Act and the Pennsylvania Department of Banking and approval of such applications and notices, (b) the filing of any required applications, filings or notices with the FDIC and any other federal or state banking, insurance or other regulatory or self-regulatory authorities or any courts, administrative agencies or commissions or other governmental authorities or instrumentalities (each a "GOVERNMENTAL ENTITY") and approval of such applications, filings and notices (the "OTHER REGULATORY APPROVALS"), (c) the filing with the Securities and Exchange Commission (the "SEC") of the Proxy Statement-Prospectus in definitive form relating to the meeting of Old Forge's shareholders to be held in connection with this Agreement and the transactions contemplated by this Agreement and of a registration statement on Form S-4 (the "FORM S-4") in which the Proxy Statement-Prospectus will be included as a prospectus, and declaration of effectiveness of the Form S-4, (d) the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Pennsylvania after approval by the Pennsylvania Department of Banking pursuant to the Banking Code, (e) notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), if any, and (f) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Penseco Common Stock pursuant to this Agreement, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the consummation by Old Forge of the Merger and the other transactions contemplated by this Agreement. No consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the execution and delivery by Old Forge of this Agreement.

        Section 4.5  Reports; Regulatory Matters.
                     ---------------------------

        4.5.1. Except as set forth on Section 4.5.1 of the Old Forge Disclosure Schedule, Old Forge has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2005 with (i) the Federal Reserve Board,
(ii) the FDIC, (iii) the Pennsylvania Department of Banking or any state regulatory authority, (iv) any foreign regulatory authority, (v) any applicable industry self-regulatory organization, and (vi) the SEC (collectively,

"REGULATORY AGENCIES") and with each other applicable Governmental Entity, and all other reports and statements required to be filed by them since January 1, 2005, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity or any Regulatory Agency or Governmental Entity, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency or Governmental Entity in the ordinary course of the business of Old Forge, no Regulatory Agency or Governmental Entity has initiated since January 1, 2005 or has pending any proceeding, enforcement action or, to the knowledge of Old Forge, investigation into the business, disclosures or operations of Old Forge. Except as set forth on Section 4.5.1 of the Old Forge Disclosure Schedule, since January 1, 2005, no Regulatory Agency or Governmental Entity has resolved any proceeding, enforcement action or, to the knowledge of Old Forge, investigation into the business, disclosures or operations of Old Forge. Except as set forth on Section
4.5.1 of the Old Forge Disclosure Schedule, there is no unresolved violation, criticism, comment or exception by any Regulatory Agency or Governmental Entity with respect to any report or statement relating to any examinations or inspections of Old Forge. Except as set forth on Section 4.5.1 of the Old Forge Disclosure Schedule, since January 1, 2005, there has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency or Governmental Entity with respect to the business, operations, policies or procedures of Old Forge (other than normal examinations conducted by a Regulatory Agency or Governmental Entity in Old Forge's ordinary course of business).

        4.5.2. Except as set forth on Section 4.5.2 of the Old Forge Disclosure Schedule, Old Forge is not subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2005 a recipient of any supervisory letter from, or since January 1, 2005 has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity (each item in this sentence, a "OLD FORGE REGULATORY AGREEMENT"), nor has Old Forge been advised since January 1, 2005 by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Old Forge Regulatory Agreement. Except as set forth on Section 4.5.2 of the Old Forge Disclosure Schedules, to the knowledge of Old Forge, there has not been any event or occurrence since January 1, 2005 that would result in a determination that Old Forge is not "well capitalized" and "well managed" as a matter of U.S. federal banking law, and there has been no notification or communication from any Governmental Entity (i) threatening to revoke any permit, license, franchise, certificate of authority or other governmental authorization, or (ii) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, FDIC deposit insurance.

        Section 4.6  Financial Statements.
                     --------------------

        4.6.1. The financial statements of Old Forge at and for the years ended December 31, 2007 and 2006 (including the related notes, where applicable), as well as the financial statements of Old Forge at and for the ten-month period ended October 31, 2008 that have been provided to Penseco (including any notes thereto), (i) have been prepared from, and are in accordance with, the books and records of Old Forge, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders' equity and consolidated financial position of Old Forge for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), and (iii) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Old Forge have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

        4.6.2. Old Forge does not have any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Old Forge included in the financial statements of Old Forge at and for the ten-month period ended October 31, 2008 (including any notes thereto) that have been provided to Penseco and for liabilities incurred in the ordinary course of business consistent with past practice since October 31, 2008 or in connection with this Agreement and the transactions contemplated hereby.

        4.6.3. Except as set forth on Section 4.6.3 of the Old Forge Disclosure Schedules, since December 31, 2007, (i) through the date hereof, neither Old Forge nor any of its Subsidiaries nor, to the knowledge of Old Forge, any director, officer, employee, auditor, accountant or representative of Old Forge has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Old Forge or its respective internal accounting controls, including any material complaint, allegation, assertion or claim that Old Forge has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Old Forge, whether or not employed by Old Forge, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Old Forge or any of its officers, directors, employees or agents to the Old Forge Board or any committee thereof or to any director or officer of Old Forge.

        Section 4.7  Broker's Fees. Neither Old Forge nor any of its officers,
                     -------------
directors, employees, agents and representatives, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement, other than as set forth on Section 4.7 of the Old Forge Disclosure Schedule and pursuant to letter agreements, true, complete and correct copies of which have been previously delivered to Penseco.

        Section 4.8  Absence of Certain Changes or Events.
                     ------------------------------------

        4.8.1. Except as set forth in the financial statements of Old Forge at and for the ten-month period ended October 31, 2008 that have been provided to Penseco, since December 31, 2007, no event has occurred that has had or is reasonably likely to have, either individually or in the aggregate with all other events, a Material Adverse Effect on Old Forge. As used in this Agreement, the term "MATERIAL ADVERSE EFFECT" means, with respect to Penseco, Old Forge or the Surviving Corporation, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its

Subsidiaries taken as a whole (provided, however, that, with respect to this clause (i), a Material Adverse Effect shall not be deemed to include effects to the extent resulting from (A) changes, after the date hereof, in generally accepted accounting principles or regulatory accounting requirements applicable to banks or savings associations and their holding companies, generally, (B) changes, after the date hereof, in laws, rules or regulations of general applicability to banks or savings associations and their holding companies, generally, or interpretations thereof by courts or Governmental Entities, (C) changes, after the date hereof, in global or national political conditions (including national emergencies, the outbreak of war or acts of terrorism) or in general economic or market conditions affecting banks, savings associations or their holding companies generally, (D) consummation or public disclosure of this Agreement or the transactions contemplated hereby or compliance with the terms hereof, or (E) actions or omissions of Penseco or Old Forge taken with the prior written consent of the other in contemplation of the transactions contemplated hereby or required hereunder; and provided, further, that, with respect to this clause (i) a Material Adverse Effect shall be deemed to include the circumstances and conditions discussed in clauses (A), (B) and (C) to the extent such changes have a disproportionate impact on either Penseco and its Subsidiaries (on a consolidated basis) or Old Forge, as the case may be, in comparison to the banking industry generally), or (ii) the ability of such party to timely consummate the transactions contemplated by this Agreement.

        4.8.2. Since December 31, 2007 through and including the date of this Agreement, Old Forge has carried on its respective business in all material respects in the ordinary course of business consistent with their past practice.

        4.8.3. Except as set forth on Section 4.8.3 of the Old Forge Disclosure Schedule, since December 31, 2007, Old Forge has not (i) except for (A) normal increases for employees (other than officers subject to the reporting requirements of Section 16(a) of the Exchange Act) made in the ordinary course of business consistent with past practice or (B) as required by applicable law or pre-existing contractual obligations, increased the wages, salaries, compensation, pension or other fringe benefits or perquisites payable to any executive officer, employee or director from the amount thereof in effect as of December 31, 2007, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay (in each case, except as required under the terms of agreements or severance plans listed on Section
4.11 of the Old Forge Disclosure Schedule, as in effect as of the date hereof), or paid any bonus other than the customary year-end bonuses in amounts consistent with past practice, (ii) granted any stock appreciation rights or options to purchase shares of Old Forge Common Stock, any restricted shares of Old Forge Common Stock or any right to acquire any shares of its capital stock to any executive officer, director or employee, (iii) changed any accounting methods, principles or practices of Old Forge affecting its assets, liabilities or business, including any reserving, renewal or residual method, practice or policy, (iv) suffered any strike, work stoppage, slow-down or other labor disturbance, (v) declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any Old Forge Common Stock, other than customary dividends, (vi) effected or authorized any issuance, split, combination or reclassification of Old Forge Common Stock, or (vii) made any agreement or commitment (contingent or otherwise) to do any of the foregoing.

        Section 4.9  Legal Proceedings.
                     -----------------

        4.9.1. Except as disclosed on Section 4.9 of the Old Forge Disclosure Schedule, Old Forge is not a party to any, and there are no pending or, to the knowledge of Old Forge, threatened, legal, administrative, arbitral or other material proceedings, claims, actions or governmental or regulatory investigations of any nature against Old Forge, or otherwise challenging the validity or propriety of the transactions contemplated by this Agreement. None of the proceedings, claims, actions or governmental or regulatory investigations set forth on Section 4.9 of the Old Forge Disclosure Schedule would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Old Forge.

        4.9.2. There is no Injunction, judgment or regulatory restriction (other than those of general application that apply to similarly situated Pennsylvania commercial banks or their Subsidiaries) imposed upon Old Forge or the assets of Old Forge.

        Section 4.10  Taxes.
                      -----

        4.10.1. All Tax Returns required to have been filed by or with respect to Old Forge have been duly and timely filed, and each such Tax Return correctly and completely reflects liability for Taxes and all other information required to be reported thereon. All Taxes owed by Old Forge (whether or not shown on any Tax Return) have been timely paid. Old Forge has adequately provided for, in its books of account and related records, liability for all unpaid Taxes, being current Taxes not yet due and payable.

        4.10.2. There is no action, audit, dispute or claim now proposed, threatened or pending against, or with respect to, Old Forge in respect of any Taxes. Old Forge is not the beneficiary of any extension of time within which to file any Tax Return, nor has it requested such an extension. No claim has ever been made by an authority in a jurisdiction where Old Forge does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens on any of the stock or assets of Old Forge with respect to Taxes.

        4.10.3. Old Forge has withheld and timely paid all Taxes required to have been withheld and paid and has complied with all information reporting and backup withholding requirements

        4.10.4. Section 4.10.4 of the Old Forge Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to Old Forge for taxable periods ended on or after December 31, 2005, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Old Forge has delivered to Penseco correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Old Forge since December 31, 2005. Old Forge has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

        4.10.5. Old Forge has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. Old Forge has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make payments that would result in a nondeductible expense under Section 280G of the Code. Old Forge has never been a member of a Relevant Group.

        4.10.6. Old Forge has not agreed to and is not required to make by reason of a change in accounting method and could not be required to make by reason of a proposed or threatened change in accounting method, any adjustment under Section 481(a) of the Code. Old Forge has not been the "distributing corporation" or the "controlled corporation" with respect to a transaction described in Section 355 of the Code within the 5-year period ending as of the date of this Agreement. Old Forge is not subject to any ruling from or agreement with any taxing authority. Old Forge has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. Old Forge has not participated in any "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4.

        4.10.7. Old Forge is not a party to any Tax allocation or sharing agreement. Old Forge does not have any liability for the Taxes of any Person under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local, or foreign law) as a transferee or successor, by contract or otherwise. Old Forge is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

        4.10.8. Old Forge will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any installment sale or open transaction disposition made on or prior to the Closing Date, or prepaid amount received on or prior to the Closing Date. There is no power of attorney in force with respect to Taxes with respect to Old Forge.

        4.10.9. The amount of the bad debt reserve of Old Forge that must be recaptured for federal income Tax purposes as a result of the Merger is $571,334.

        4.10.10. Old Forge has no equity interest in any corporation, partnership, limited liability company, trust or other entity.

        Section 4.11  Employee Matters.
                      ----------------

        4.11.1. Section 4.11.1 of the Old Forge Disclosure Schedule sets forth a true and correct list of each deferred compensation plan, incentive compensation plan, equity compensation plan, "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Old Forge or any of its ERISA Affiliates, for the benefit of any employee or former employee, director or consultant of Old Forge or with respect to which Old Forge has any liability or obligation, contingent or otherwise (the "PLANS").

        4.11.2. Old Forge has heretofore made available to Penseco with respect to each of the Plans true and correct copies of each of the following documents, if applicable: (i) the Plan document and any amendment thereto (or if there is no Plan document, a summary of the material terms of the Plan); (ii) any related trust or other funding vehicle; (iii) the actuarial report and annual report for such Plan for the most recent two years for which such reports are available;
(iv) the most recent determination letter from the IRS for such Plan, and (v) the most recent summary plan description and related summaries of material modifications.

        4.11.3. Except as may be set forth in Section 4.11.3 of the Old Forge Disclosure Schedule:

                (a) each of the Plans has been established and has at all times been operated and administered in material compliance with the applicable law, including the Code and ERISA;

                (b) there is no material liability relating to the Plans (with materiality determined with respect to the Plans in the aggregate) that has not been disclosed on Old Forge's financial statements in accordance with GAAP and any other applicable legal and accounting requirements and such liability with respect to any Plan will not materially increase as a result of the Merger;

                (c) with respect to each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code, Old Forge has received a favorable determination notification or opinion letter from the IRS, and, to Old Forge's knowledge, no event has occurred that would reasonably be expected to affect such determination and each of the Plans has been timely amended to comply with current laws and regulations (or time remains to make such amendments under Section 401(b) of the code or other similar statutory, regulatory or administrative relief);

                (d) Old Forge and its ERISA Affiliates do not sponsor, participate in or contribute to, and have not in the past sponsored, participated in or contributed to, and have no current or contingent obligation with respect to: (1) any defined benefit pension plan subject to Title IV of ERISA, (2) any multi-employer Plan (as defined in Section 3(37) of ERISA), (3) any plan or arrangement that provides medial benefits, life insurance benefits or other welfare benefits following cessation of employment, except to the extent required by COBRA or any similar state law or (4) any "welfare benefit fund" (within the meaning of Section 419 of the Code), and for purposes of this Agreement, "ERISA AFFILIATE" shall mean all persons that are treated as being under common control with Old Forge or any affiliate under Code Section 414(b),
(c), (m), or (o);

                (e) Old Forge has not incurred any liability for any Tax (including any excise tax) or penalty with respect to any Plan, and no event has occurred and no circumstance exists or has existed that could reasonably be expected to give rise to the imposition of any such Tax or penalty;

                (f) to Old Forge's knowledge, no non-exempt "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) or breach of any fiduciary duty described in Section 404 of ERISA has occurred that could result in any material liability, direct or indirect, for Old Forge or any of its ERISA Affiliates or any shareholder, officer, director or employee of Old Forge or an ERISA Affiliate;

                (g) each Plan that is a group health plan (within the meaning of section 5000(b)(1) of the Code) complies, and in each and every case has complied, with all material requirements of ERISA and section 4980B of the Code;

                (h) all amounts that Old Forge and its ERISA Affiliates are required to pay as contributions to each of the Plans have been paid or properly accrued and fully deducted by Old Forge for federal income tax purposes;

                (i) all benefits accrued under any funded or unfunded Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP; and all monies withheld from employee paychecks with respect to Plans have been transferred to the appropriate Plan or otherwise applied to pay premiums or benefits in a timely manner as required by applicable law;

                (j) except as specifically described in this Agreement, the execution of and performance of the transactions contemplated by herein will not (either alone or upon the occurrence of any additional or subsequent events) result in: (i) any payment to or acceleration, vesting or increase in the rights of any current or former service provider of Old Forge, or (ii) any "excess parachute payment" (as defined in Section 280G of the Code) to any current or former service provider of Old Forge;

                (k) there are no pending or, to the knowledge of Old Forge, threatened or anticipated (i) claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto, or
(ii) any audit or investigation by any Governmental Entity with respect to a Plan;

                (l) each Plan that is subject to Section 409A of the Code has been maintained and operated in good faith based on the regulations promulgated by the IRS and related IRS guidance issued with respect to Section 409A of the Code and has been timely amended in accordance therewith;

                (m) all persons classified by Old Forge or its ERISA Affiliates as independent contractors satisfy and have at all times satisfied the requirements of applicable law to be so classified; and Old Forge and its ERISA Affiliates have fully and accurately reported their compensation on IRS Forms 1099 when required to do so;

                (n) no individuals are currently providing services to Old Forge or its ERISA Affiliates pursuant to an employee leasing agreement or similar type of arrangement, nor is Old Forge or its ERISA Affiliates party to any such arrangement; and

                (o) each Plan may be amended or terminated at any time determined by Old Forge in its sole discretion without the consent of any third party.

        Section 4.12  Compliance with Applicable Law. Old Forge holds all
                      -----------------------------
material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business and has complied in all respects with and is not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy or guideline of any Governmental Entity relating to Old Forge. Old Forge does not act as a fiduciary for any person, or administer any account for which it acts as a fiduciary, including as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor. Since the enactment of the Sarbanes-Oxley Act, Old Forge has been and is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act applicable to Old Forge and its business. Section 4.12 of the Old Forge Disclosure Schedule sets forth a schedule of all officers and directors of Old Forge who have outstanding loans from Old Forge, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof.

        Section 4.13  Certain Contracts.
                      -----------------

        4.13.1. Except as disclosed on Section 4.13.1 of the Old Forge Disclosure Schedule, Old Forge is not a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, other than in the ordinary course of business consistent with past practice,
(ii) that, upon execution of this Agreement or consummation or shareholder approval of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due from Penseco, Old Forge, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) that materially restricts the conduct of any line of business by Old Forge or, to the knowledge of Old Forge, upon consummation of the Merger will materially restrict the ability of the Surviving Corporation to engage in any line of business in which a bank holding company may lawfully engage, (iv) with or to a labor union or guild (including any collective bargaining agreement), (v) including any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan or benefits plan in which any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the execution of this Agreement, the occurrence of any shareholder approval or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of or affected by any of the transactions contemplated by this Agreement, or (vi) which is otherwise material. Each contract, arrangement, commitment or understanding of the type described in this Section 4.13.1, whether or not set forth in the Old Forge Disclosure Schedule, is referred to as an "Old Forge Contract," and Old Forge does not know of, and has not received notice of, any material violation of any Old Forge Contract by any of the other parties thereto.

        4.13.2. (i) Each Old Forge Contract is valid and binding on Old Forge and is in full force and effect, (ii) Old Forge has in all material respects performed all obligations required to be performed by it to date under each Old Forge Contract and (iii) except as set forth on Section 4.13.2 of the Old Forge Disclosure Schedule, no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Old Forge under any such Old Forge Contract.

        Section 4.14  Risk Management Instruments.
                       ---------------------------

        4.14.1. "DERIVATIVE TRANSACTIONS" means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, prices, values, or other financial or nonfinancial assets, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

        4.14.2. All Derivative Transactions, whether entered into for the account of Old Forge or for the account of a customer of Old Forge, were entered into in the ordinary course of business consistent with past practice and in accordance with prudent banking practice and applicable laws, rules, regulations and policies of any Regulatory Authority and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by Old Forge, and with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions. All of such Derivative Transactions are legal, valid and binding obligations of Old Forge enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity), and are in full force and effect. Old Forge has duly performed its obligations under the Derivative Transactions to the extent that such obligations to perform have accrued and, to Old Forge's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

        Section 4.15  Investment Securities and Commodities.
                      -------------------------------------

        4.15.1. Except as would not reasonably be expected to have a Material Adverse Effect on Old Forge, Old Forge has good title to all securities and commodities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Liens, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of Old Forge. Such securities and commodities are valued on the books of Old Forge in accordance with GAAP in all material respects.

        4.15.2. Old Forge and its business employ and have acted in compliance in all material respects with investment, securities, commodities, risk management and other policies, practices and procedures (the "POLICIES, PRACTICES AND PROCEDURES") that Old Forge believes are prudent and reasonable in the context of such business. Before the date hereof, Old Forge has made available to Penseco in writing its material Policies, Practices and Procedures.

        Section 4.16  Property. Old Forge (a) has fee simple title to all its
                      --------
Owned Property, free and clear of all Liens of any nature whatsoever, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet delinquent, (iii) easements, rights of way and other similar encumbrances and matters of record that do not materially adversely affect the use of the properties or assets subject thereto or affected thereby as used by Old Forge on the date hereof and (iv) such imperfections or irregularities of title or Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties as conducted by Old Forge on the date hereof (collectively, "PERMITTED LIENS"). Old Forge is not a lessor or lessee under any real property lease. Old Forge's Owned Property is in material compliance with all applicable zoning laws and building codes, and the buildings and improvements located on such Owned Property are in good operating condition and in a state of good working order, ordinary wear and tear and casualty excepted. There are no pending or, to the knowledge of Old Forge, threatened condemnation proceedings against Old Forge's Owned Property. Old Forge is in material compliance with all applicable health and safety related requirements for Old Forge's Owned Property, including those under the Americans with Disabilities Act of 1990 and the Occupational Health and Safety Act of 1970. Old Forge currently maintains (or causes to be maintained) insurance on all its property, including its Owned Property in amounts, scope and coverage reasonably necessary for its operations. Old Forge has not received any written notice of termination, nonrenewal or premium adjustment for such policies.

        Section 4.17  Intellectual Property. Old Forge owns, or is licensed to
                      --------------------
use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted. The use of any Intellectual Property by Old Forge does not, to the knowledge of Old Forge, infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Old Forge acquired the right to use any Intellectual Property. To Old Forge's knowledge, no person is challenging, infringing on or otherwise violating any right of Old Forge with respect to any Intellectual Property owned by and/or licensed to Old Forge. Old Forge has not received any written notice of any pending claim with respect to any Intellectual Property used by Old Forge and, to Old Forge's knowledge, no Intellectual Property owned and/or licensed by Old Forge is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, "INTELLECTUAL PROPERTY" means trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

        Section 4.18  Environmental Liability. There are no legal,
                      -----------------------
administrative, arbitral or other proceedings, claims, actions, causes of action or notices with respect to any environmental, health or safety matters or any private or governmental environmental, health or safety investigations or remediation activities of any nature seeking to impose, or that are reasonably likely to result in, any liability or obligation of Old Forge arising under common law or under any local, state or federal environmental, health or safety statute, regulation or ordinance (collectively, "ENVIRONMENTAL LAWS"), including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or, to the knowledge of Old Forge, threatened against Old Forge. To the knowledge of Old Forge, there is no reasonable basis for, or circumstances that are reasonably likely to give rise to, any such proceeding, claim, action, investigation or remediation by any Governmental Entity or any third party that would give rise to any liability or obligation on the part of Old Forge. Old Forge is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any liability or obligation with respect to any of the foregoing. Old Forge is and has been, and all properties foreclosed upon by Old Forge are, in compliance with all applicable Environmental Laws.

        Section 4.19  Personal Property Leases. Section 4.19 of the Old Forge
                      ------------------------
Disclosure Schedule sets forth a list of each personal property lease involving annual payments in excess of $100,000 to which Old Forge is a party (each, a "PERSONAL PROPERTY LEASE"). Each Personal Property Lease is valid and binding on Old Forge and is in full force and effect. Old Forge has performed, in all material respects, all obligations required to be performed by it to date under each Personal Property Lease. Old Forge is not in material default under any Personal Property Lease beyond any applicable notice and cure period.

        Section 4.20  Securitizations. Old Forge is not a party to any agreement
                      ---------------
pursuant to which it has securitized any of its assets.

        Section 4.21  Reorganization; Approvals. Old Forge (a) is not aware of
                      -------------------------
any fact or circumstance, and has not taken or agreed to take any action, that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code and (b) knows of no reason why all regulatory approvals from any Governmental Entity required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

        Section 4.22  Opinion. Before the execution of this Agreement, the Old
                      -------
Forge Board has received an opinion from Danielson Capital, LLC to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration is fair to the shareholders of Old Forge from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

        Section 4.23  Old Forge Information. The information relating to Old
                      ---------------------
Forge that is provided by Old Forge or its representatives for inclusion in the Proxy Statement-Prospectus and the Form S-4, or in any application, notification or other document filed with any other Regulatory Agency or other Governmental Entity in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Proxy Statement-Prospectus relating to Old Forge and other portions within the reasonable control of Old Forge will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

        Section 4.24  State Takeover Law. The Old Forge Board has approved the
                      ------------------
transactions contemplated by this Agreement and the Voting Agreements such that no "moratorium," "control share," "fair price," "business combination" or other anti-takeover laws are applicable to the Merger or any transactions contemplated therein.

        Section 4.25  Loan Portfolio.
                      --------------

        4.25.1. Old Forge has made available to Penseco a listing, as of October 31, 2008, of the following: (i) each borrower, customer or other party which has notified Old Forge during the past 12 months of, or has asserted against Old Forge, in each case in writing, any "lender liability" or similar claim; (ii)
(A) the aggregate outstanding principal amount of all loan agreements, notes or borrowing arrangements (including leases, credit enhancements and interest-bearing assets) payable to Old Forge (each, a "LOAN" and collectively, the "LOANS"), other than "nonaccrual" Loans, (B) the aggregate outstanding principal amount of all "nonaccrual" Loans, (C) a summary of all Loans designated as of such date by either Old Forge, its accountants (whether internal or external) or its auditors (whether internal or external) as "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Watch List" or words of similar import, including the aggregate principal amount of such Loans and the amount of specific reserves with respect to all such Loans,
(D) any Loan where a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the Loan is less than 90 days past due, (E) any Loan where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay and (F) any Loan where a specific reserve allocation exists in connection therewith; and (iii) all other assets classified by Old Forge as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. Since October 31, 2008, no Loans have been designated by either Old Forge, its accountants (whether internal or external) or its auditors (whether internal or external) as "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Watch List" or words of similar import, except for such Loans that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Old Forge.

        4.25.2. Each Loan (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be,
(ii) to the extent secured, has been secured by valid Liens in favor of Old Forge that have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity). All Loans originated by Old Forge, and all such Loans purchased by Old Forge, were made or purchased in accordance with customary lending standards. All such Loans (and any related guarantees) and payments due thereunder are, and on the Closing Date will be, free and clear of any Lien, and Old Forge has complied in all material respects, and on the Closing Date will have complied in all material respects, with all laws and regulations relating to such Loans.

        4.25.3. Except as disclosed in the financial statements of Old Forge at and for the ten-month period ended October 31, 2008 that have been provided to Penseco, since December 31, 2007, Old Forge has not incurred any unusual or extraordinary loan losses which are material to Old Forge; to Old Forge's knowledge and in light of its historical loan loss experiences and its managements' analyses of the quality and performance of its loan portfolios, as of October 31, 2008, its reserves for loan losses are adequate to absorb potential loan losses determined on the basis of management of Old Forge's continuing review and evaluation of the loan portfolio and their judgment as to the impact of economic conditions on the portfolio.

        Section 4.26  Internal Controls. The records, systems, controls, data
                      -----------------
and information of Old Forge are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Old Forge or accountants (including all means of access thereto and therefrom). Since December 31, 2003, Old Forge has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Old Forge (i) has designed disclosure controls and procedures to ensure that material information relating to Old Forge, including its consolidated Subsidiaries, is made known to the management of Old Forge by others within the organization, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to Old Forge's auditors and the audit committee of the Old Forge Board (x) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect Old Forge's ability to record, process, summarize and report financial data and have identified for Old Forge's auditors any material weaknesses in internal controls and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Old Forge's internal controls. Old Forge has made available to Penseco the disclosures made by management to Old Forge's auditors and audit committee since January 1, 2005.

        Section 4.27  Due Diligence. Old Forge acknowledges that Penseco and
                      -------------
Penn Security have permitted Old Forge to conduct, and Old Forge has conducted, such due diligence and other investigation of Penseco and Penn Security as Old Forge has deemed appropriate in connection with the transactions contemplated by this Agreement. For avoidance of doubt, the foregoing shall not be deemed to be, or construed as, a limitation or waiver of any rights or remedies which Old Forge may have with respect to any breach of a representation or warranty made by Penseco or Penn Security in this Agreement.

                                   ARTICLE 5
           Representations and Warranties of Penseco and Penn Security

        Penseco and Penn Security have delivered a disclosure schedule (the "PENSECO DISCLOSURE SCHEDULE") to Old Forge in connection with the execution of this Agreement setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article 5 or to one or more of Penseco's covenants contained herein. Except as set forth on the Penseco Disclosure Schedule, Penseco hereby represents and warrants to Old Forge as follows:

        Section 5.1  Corporate Organization.
                     ----------------------

        5.1.1. Penseco is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Penseco has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, other than in such jurisdictions where to failure to be so licensed or qualified, individually or in the aggregate, would not have a Material Adverse Effect.

        5.1.2. Penseco is duly registered as a bank holding company under the BHC Act and is a financial holding company pursuant to Section 4(l) of the BHC Act. True, complete and correct copies of the Articles of Incorporation of Penseco, as amended (the "PENSECO ARTICLES") and Bylaws of Penseco (the "PENSECO BYLAWS"), as in effect as of the date of this Agreement, have previously been made available to Old Forge.

        5.1.3. Each Penseco Subsidiary, including Penn Security, (i) is duly incorporated or duly formed, as applicable to each such Subsidiary, and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (iii) has all requisite corporate power or other power and authority to own or lease its properties and assets and to carry on its business as now conducted. True, complete and correct copies of the Articles of Incorporation of Penn Security, as amended (the "PENN SECURITY ARTICLES") and Bylaws of Penn Security (the "PENN SECURITY BYLAWS"), as in effect as of the date of this Agreement, have previously been made available to Old Forge. As used in this Agreement, the word "SUBSIDIARY," when used with respect to either party, means any bank, corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, that is consolidated with such party for financial reporting purposes under U.S. generally accepted accounting principles ("GAAP"), and the terms "PENSECO SUBSIDIARY" shall mean any direct or indirect Subsidiary of Penseco.

        Section 5.2  Capitalization.
                     --------------

        5.2.1. The authorized capital stock of Penseco consists of 15,000,000 shares of Penseco Common Stock, of which, as of the date of this Agreement (the "PENSECO CAPITALIZATION DATE"), 2,148,000 shares were issued and outstanding. As of the Penseco Capitalization Date, no shares of Penseco Common Stock were reserved for issuance, provided, however, that 107,400 shares of Penseco Common Stock were available for grant under the equity-based compensation plans of Penseco or a Subsidiary of Penseco in effect as of the date of this Agreement (the "PENSECO STOCK PLANS"), which shares may be authorized and unissued shares, treasury shares held by Penseco or shares purchased or held by Penseco or a Subsidiary of Penseco for purposes of the Penseco Stock Plans, or any combination thereof. All of the issued and outstanding shares of Penseco Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, no Voting Debt of Penseco is issued or outstanding. As of the Penseco Capitalization Date, except as disclosed in the Penseco SEC Reports and/or pursuant to this Agreement, the Penseco Stock Plans, and stock repurchase plans entered into by Penseco from time to time, Penseco does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of Penseco Common Stock, Voting Debt of Penseco or any other equity securities of Penseco or any securities representing the right to purchase or otherwise receive any shares of Penseco Common Stock, Voting Debt of Penseco or other equity securities of Penseco. The shares of Penseco Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

        5.2.2. The authorized capital stock of Penn Security consists of 3,500,000 shares of Penn Security Common Stock, of which, 537,000 shares are issued and outstanding. No shares of Penn Security Common Stock are reserved for issuance. All of the issued and outstanding shares of Penn Security Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Voting Debt of Penn Security is issued or outstanding. Penn Security does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of Penn Security Common Stock, Voting Debt of Penn Security or any other equity securities of Penn Security or any securities representing the right to purchase or otherwise receive any shares of Penn Security Common Stock, Voting Debt of Penn Security or other equity securities of Penn Security.

        5.2.3. All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Penseco are owned by Penseco, directly or indirectly, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (subject to 12 U.S.C. ss. 55) and free of preemptive rights.

        Section 5.3  Authority; No Violation.
                     -----------------------

        5.3.1. Each of Penseco and Penn Security has requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the board of directors of Penseco and Penn Security, and by Penseco as the sole shareholder of Penn Security, and no other corporate proceedings on the part of Penseco or Penn Security are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Penseco and Penn Security and (assuming due authorization, execution and delivery by Old Forge) constitutes the valid and binding obligations of each of Penseco and Penn Security, enforceable against each of them in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity).

        5.3.2. Neither the execution and delivery of this Agreement by Penseco or Penn Security, nor the consummation by Penseco or Penn Security of the transactions contemplated hereby, nor compliance by Penseco or Penn Security with any of the terms or provisions of this Agreement, will (i) violate any provision of the Penseco Articles, Penseco Bylaws, Penn Security Articles or Penn Security Bylaws, or (ii) assuming that the consents, approvals and filings referred to in Section 5.4 are duly obtained and/or made, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or Injunction applicable to Penseco, any of its Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Penseco or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Penseco or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound.

        Section 5.4  Consents and Approvals. Except for (a) the filing of
                     ----------------------
applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and any applicable state regulatory agencies and approval of such applications and notices, (b) the Other Regulatory Approvals, (c) the filing with the SEC of the Proxy Statement-Prospectus and the filing and declaration of effectiveness of the Form S-4, (d) the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Pennsylvania after approval by the Pennsylvania Department of Banking pursuant to the Banking Code, (e) any consents, authorizations, approvals, filings or exemptions in connection with compliance with consumer finance, mortgage banking and other similar laws, (f) notices or filings under the HSR Act, if any, and (g) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Penseco Common Stock pursuant to this Agreement, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the consummation by Penseco or Penn Security of the Merger and the other transactions contemplated by this Agreement. No consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the execution and delivery by Penseco or Penn Security of this Agreement.

        Section 5.5  Reports; Regulatory Matters.
                     ---------------------------

        5.5.1. Penseco and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2005 with the Regulatory Agencies and each other applicable Governmental Entity, and all other reports and statements required to be filed by them since January 1, 2005, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency or Governmental Entity in the ordinary course of the business of Penseco and its Subsidiaries, no Regulatory Agency or Governmental Entity has initiated since January 1, 2005 or has pending any proceeding, enforcement action or, to the knowledge of Penseco, investigation into the business, disclosures or operations of Penseco or any of its Subsidiaries. Since January 1, 2005, no Regulatory Agency or Governmental Entity has resolved any proceeding, enforcement action or, to the knowledge of Penseco, investigation into the business, disclosures or operations of Penseco or any of its Subsidiaries. There is no unresolved violation, criticism or exception by any Regulatory Agency or Governmental Entity with respect to any report or statement relating to any examinations or inspections of Penseco or any of its

Subsidiaries. Since January 1, 2005, there has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency or Governmental Entity with respect to the business, operations, policies or procedures of Penseco or any of its Subsidiaries (other than normal examinations conducted by a Regulatory Agency or Governmental Entity in Penseco's ordinary course of business).

        5.5.2. Neither Penseco nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 2005 a recipient of any supervisory letter from, or has been ordered to pay any civil money penalty by, or since January 1, 2005 has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to bank holding companies or their Subsidiaries (each, a "PENSECO REGULATORY AGREEMENT"), nor has Penseco or any of its Subsidiaries been advised since January 1, 2005 by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Penseco Regulatory Agreement.

        5.5.3. Penseco has previously made available to Old Forge an accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by Penseco since January 1, 2008 pursuant to the Securities Act or the Exchange Act and before the date of this Agreement (the "PENSECO SEC REPORTS"). No such Penseco SEC Report or communication, at the time filed or furnished (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Penseco SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of Penseco has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act.

        Section 5.6  Financial Statements.
                     --------------------

        5.6.1. The financial statements of Penseco and its Subsidiaries included (or incorporated by reference) in the Penseco SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Penseco and its Subsidiaries; (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders' equity and consolidated financial position of Penseco and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount); (iii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto and except as contemplated by SEC Regulation G regarding the use of non-GAAP financial measures. The books and records of Penseco and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

        5.6.2. Neither Penseco nor any of its Subsidiaries has any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Penseco included in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2008 or in connection with this Agreement and the transactions contemplated hereby.

        5.6.3. Since December 31, 2007, (i) through the date hereof, neither Penseco nor any of its Subsidiaries nor, to the knowledge of Penseco, any director, officer, employee, auditor, accountant or representative of Penseco or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Penseco or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Penseco or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Penseco or any of its Subsidiaries, whether or not employed by Penseco or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Penseco or any of its officers, directors, employees or agents to the board of directors of Penseco or any committee thereof or to any director or officer of Penseco.

        Section 5.7  Broker's Fees. Neither Penseco nor any Penseco Subsidiary
                     -------------
nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement, other than as set forth on Section 5.7 of the Penseco Disclosure Schedule.

        Section 5.8  Absence of Certain Changes or Events.
                     ------------------------------------

        5.8.1. Except as disclosed in the Penseco SEC Reports, since December 31, 2007, no event or events have occurred that have had or are reasonably likely to have a Material Adverse Effect on Penseco.

        5.8.2. Except as disclosed in the Penseco SEC Reports, since December 31, 2007 through and including the date of this Agreement, Penseco and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business consistent with their past practice.

        5.8.3. Except as disclosed in the Penseco SEC Reports, since December 31, 2007, neither Penseco nor Penn Security has (i) except for (A) normal increases for employees (other than officers subject to the reporting requirements of Section 16(a) of the Exchange Act) made in the ordinary course of business consistent with past practice or (B) as required by applicable law or pre-existing contractual obligations, increased the wages, salaries, compensation, pension or other fringe benefits or perquisites payable to any executive officer, employee or director from the amount thereof in effect as of December 31, 2007, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay (in each case, except as required under the terms of agreements or severance plans as in effect as of the date hereof), or paid any bonus other than the customary year-end bonuses in amounts consistent with past practice, (ii) granted any stock appreciation rights or options to purchase shares of Penseco Common Stock, any restricted shares of Penseco Common Stock or any right to acquire any shares of its capital stock to any executive officer, director or employee, (iii) changed any accounting methods, principles or practices of Penseco affecting its assets, liabilities or business, including any reserving, renewal or residual method, practice or policy, (iv) suffered any strike, work stoppage, slow-down or other labor disturbance, (v) declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any Penseco Common Stock, other than customary dividends, (vi) effected or authorized any issuance, split, combination or reclassification of Penseco Common Stock, or
(vii) made any agreement or commitment (contingent or otherwise) to do any of the foregoing.

        Section 5.9  Legal Proceedings.
                     -----------------

        5.9.1. Except as disclosed in the Penseco SEC Reports, none of Penseco or any of its Subsidiaries is a party to any, and there are no pending or, to the best of Penseco's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Penseco or any of its Subsidiaries.

        5.9.2. There is no Injunction, judgment or regulatory restriction (other than those of general application that apply to similarly situated bank holding companies or their Subsidiaries) imposed upon Penseco, any of its Subsidiaries or the assets of Penseco or any of its Subsidiaries.

        Section 5.10  Taxes and Tax Returns. Penseco and Penn Security have
                      ---------------------
timely filed (including all applicable extensions) all material Tax Returns required to be filed, and all such Tax Returns are correct and complete in all material respects. Each of Penseco and Penn Security has paid all material Taxes that are due and payable other than Taxes being contested in good faith. Except as disclosed in the Penseco SEC Reports, there are no material disputes pending, or claims asserted, for Taxes or assessments upon Penseco or Penn Security for which Penseco does not have reserves that are adequate under GAAP.

        Section 5.11  Compliance with Applicable Law. Penseco and each of its
                      ------------------------------
Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy or guideline of any Governmental Entity relating to Penseco or any of its Subsidiaries. Since the enactment of the Sarbanes-Oxley Act, Penseco has been and is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act applicable to Penseco.

        Section 5.12  Reorganization; Approvals. Penseco (a) is not aware of any
                      -------------------------
fact or circumstance, and has not taken or agreed to take any actions, that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code and (b) knows of no reason why all regulatory approvals from any Governmental Entity required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

        Section 5.13  Opinion. Before the execution of this Agreement, the
                      -------
Penseco board of directors has received an opinion from Keefe, Bruyette & Woods, Inc. to the effect that as of the date thereof and based upon and subject to the assumptions, qualifications and other matters set forth therein, the Merger Consideration is fair to Penseco from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

        Section 5.14  Penseco Information. The information relating to Penseco
                      -------------------
and its Subsidiaries that is provided by Penseco or its representatives for inclusion in the Proxy Statement-Prospectus and the Form S-4, or in any application, notification or other document filed with any other Regulatory Agency or other Governmental Entity in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Proxy Statement-Prospectus relating to Penseco and other portions within the reasonable control of Penseco will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The Form S-4 will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

        Section 5.15  Risk Management Instruments. All Derivative Transactions,
                      ---------------------------
whether entered into for the account of Penseco or any of its Subsidiaries or for the account of a customer of Penseco or any of its Subsidiaries, were entered into in the ordinary course of business consistent with past practice and in accordance with prudent banking practice and applicable laws, rules, regulations and policies of any Regulatory Authority and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by Penseco and its Subsidiaries, and with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions. All of such Derivative Transactions are legal, valid and binding obligations of Penseco or one of its Subsidiaries enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity), and are in full force and effect. Penseco and its Subsidiaries have duly performed their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued and, to Penseco's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

        Section 5.16  Investment Securities and Commodities.
                      -------------------------------------

        5.16.1. Except as would not reasonably be expected to have a Material Adverse Effect on Penseco, each of Penseco and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Liens, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of Penseco or its Subsidiaries. Such securities and commodities are valued on the books of Penseco in accordance with GAAP in all material respects.

        5.16.2. Penseco and its Subsidiaries and their respective businesses employ and have acted in compliance in all material respects with the Policies and Procedures that Penseco believes are prudent and reasonable in the context of such businesses.

        Section 5.17  Property. Penseco or any Penseco Subsidiary (a) has fee
                      --------
simple title to all its Owned Properties, free and clear of all Liens of any nature whatsoever, except Permitted Liens, and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (the "LEASED PROPERTIES" and, collectively with the Owned Properties, the "REAL PROPERTY"). Penseco's Real Property is in material compliance with all applicable zoning laws and building codes, and the buildings and improvements located on such Real Property are in good operating condition and in a state of good working order, ordinary wear and tear and casualty excepted. There are no pending or, to the knowledge of Penseco, threatened condemnation proceedings against Penseco's Real Property. Penseco and its Subsidiaries are in material compliance with all applicable health and safety related requirements for Penseco's Real Property, including those under the Americans with Disabilities Act of 1990 and the Occupational Health and Safety Act of 1970. Penseco currently maintains (or causes to be maintained) insurance on all its property, including its Real Property in amounts, scope and coverage reasonably necessary for its operations. Penseco has not received any written notice of termination, nonrenewal or premium adjustment for such policies.

        Section 5.18  Intellectual Property. Penseco and each of its
                      ---------------------
Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted. The use of any Intellectual Property by Penseco and its Subsidiaries does not, to the knowledge of Penseco, infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Penseco or any Subsidiary acquired the right to use any Intellectual Property. To Penseco's knowledge, no person is challenging, infringing on or otherwise violating any right of Penseco or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Penseco or its Subsidiaries. Neither Penseco nor any of its Subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by Penseco and its Subsidiaries and, to Penseco's knowledge, no Intellectual Property owned and/or licensed by Penseco or its Subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.

        Section 5.19  Environmental Liability. There are no legal,
                      -----------------------
administrative, arbitral or other proceedings, claims, actions, causes of action or notices with respect to any environmental, health or safety matters or any private or governmental environmental, health or safety investigations or remediation activities of any nature seeking to impose, or that are reasonably likely to result in, any liability or obligation of Penseco or any of its Subsidiaries arising under any Environmental Laws. To the knowledge of Penseco, there is no reasonable basis for, or circumstances that are reasonably likely to give rise to, any such proceeding, claim, action, investigation or remediation by any Governmental Entity or any third party that would give rise to any liability or obligation on the part of Penseco or any of its Subsidiaries. Neither Penseco nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any liability or obligation with respect to any of the foregoing. Each of Penseco and its Subsidiaries is and has been, and all properties foreclosed upon by Penseco or any of its Subsidiaries are, in compliance with all applicable Environmental Laws.

        Section 5.20  Loan Portfolio. Except as disclosed in the financial
                      --------------
statements of Penseco and its Subsidiaries at and for the nine month period ended September 30, 2008, since December 31, 2007, neither Penseco nor any of its Subsidiaries has incurred any unusual or extraordinary loan losses which are material to Penseco and its Subsidiaries on a consolidated basis; to Penseco's knowledge and in light of their historical loan loss experiences and their managements' analyses of the quality and performance of their loan portfolios, as of September 30, 2008, their reserves for loan losses are adequate to absorb potential loan losses determined on the basis of management of Penseco and its Subsidiaries' continuing review and evaluation of the loan portfolio and their judgment as to the impact of economic conditions on the portfolio.

        Section 5.21  Internal Controls. Since December 31, 2003, Penseco and
                      -----------------
its Subsidiaries have devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Penseco (i) has designed disclosure controls and procedures to ensure that material information relating to Penseco, including its consolidated Subsidiaries, is made known to the management of Penseco by others within the organization, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to Penseco's auditors and the audit committee of Penseco's board of directors (x) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect Penseco's ability to record, process, summarize and report financial data and have identified for Penseco's auditors any material weaknesses in internal controls and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Penseco's internal controls.

        Section 5.22  Certain Contracts.
                      -----------------

        5.22.1. Except as disclosed in the Penseco SEC Reports or on Section
5.22.1 of the Penseco Disclosure Schedule, neither Penseco nor Penn Security is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, other than in the ordinary course of business consistent with past practice, (ii) that, upon execution of this Agreement or consummation or shareholder approval of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due from Penseco, Old Forge, the Surviving

Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) that materially restricts the conduct of any line of business by Penseco or, to the knowledge of Penseco, upon consummation of the Merger will materially restrict the ability of the Surviving Corporation to engage in any line of business in which a bank holding company may lawfully engage, (iv) with or to a labor union or guild (including any collective bargaining agreement),
(v) including any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan or benefits plan in which any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the execution of this Agreement, the occurrence of any shareholder approval or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of or affected by any of the transactions contemplated by this Agreement, or (vi) which is otherwise material. Each contract, arrangement, commitment or understanding of the type described in this Section 5.22.1, whether or not set forth in the Penseco Disclosure Schedule, is referred to as an "PENSECO CONTRACT," and Penseco does not know of, and has not received notice of, any material violation of any Penseco Contract by any of the other parties thereto.

        5.22.2. (i) Each Penseco Contract is valid and binding on Penseco and is in full force and effect, (ii) Penseco has in all material respects performed all obligations required to be performed by it to date under each Penseco Contract and (iii) except as set forth on Section 5.22.2 of the Penseco Disclosure Schedule, no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Penseco under any such Penseco Contract.

        Section 5.23  Due Diligence. Penseco and Penn Security acknowledge that
                      -------------
Old Forge has permitted Penseco and Penn Security to conduct, and Penseco and Penn Security have conducted, such due diligence and other investigation of Old Forge as Penseco and Penn Security have deemed appropriate in connection with the transactions contemplated by this Agreement. For avoidance of doubt, the foregoing shall not be deemed to be, or construed as, a limitation or waiver of any rights or remedies which Penseco and Penn Security may have with respect to any breach of a representation or warranty made by Old Forge in this Agreement.

        Section 5.24  Operations of Merger Sub. Merger Sub was formed solely for
                      ------------------------
the purpose of engaging in the transactions contemplated hereby. All of the outstanding capital stock of Merger Sub is owned, beneficially and of record, by Penseco. Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated hereby, Merger Sub has not and will not have incurred, directly or indirectly through any affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

                                   ARTICLE 6
                    Covenants Relating to Conduct of Business

        Section 6.1  Conduct of Old Forge's Business Before the Effective Time.
                     ---------------------------------------------------------
Except as expressly contemplated by or permitted by this Agreement or with the prior written consent of Penseco, during the period from the date of this Agreement to the Effective Time, Old Forge shall:

        6.1.1. Conduct its business in the ordinary course in all material respects;

        6.1.2. use reasonable best efforts to maintain and preserve intact its business organization and advantageous business relationships and retain the services of its key officers and key employees; and

        6.1.3. take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of either Old Forge or Penseco to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby.

        Section 6.2  Old Forge Forbearances. During the period from the date of
                     ----------------------
this Agreement to the Effective Time, except as set forth in Section 6.2 of the Old Forge Disclosure Schedule and except as expressly contemplated or permitted by this Agreement, Old Forge shall not, without the prior written consent of
Penseco:

        6.2.1. other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance or capital contribution to, or investment in, any person (it being understood and agreed that incurrence of indebtedness in the ordinary course of business consistent with past practice shall include the creation of deposit liabilities, purchases of federal funds, borrowings from the Federal Home Loan Bank, purchases of brokered certificates of deposit, sales of certificates of deposit and entering into repurchase agreements);

        6.2.2. (i) adjust, split, combine or reclassify any of its capital stock; (ii) except for the declaration of cash dividends not to exceed $1.75 per share of Old Forge Common Stock during the fourth quarter of 2008 and cash dividends not to exceed $0.35 per share of Old Forge Common Stock during each of the first and second quarters of 2009, and the payment of such dividends, make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock; (iii) grant any stock options, restricted shares or other equity-based award with respect to shares of Old Forge Common Stock or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or (iv) issue any additional shares of capital stock or other securities;

        6.2.3. except (A) as required by applicable law (including, without limitation, Section 409A of the Code), (B) the terms of any Old Forge Plan as in effect on the date of this Agreement, or (C) as described on Section 6.2.3 of the Old Forge Disclosure Schedule (i) increase the wages, salaries, incentive compensation or incentive compensation opportunities of any officer, director or employee of Old Forge, or pay or provide, or increase or accelerate the accrual rate, vesting or timing of payment or funding of, any compensation, benefits or other rights of any officer, director or employee of Old Forge, excepting (only with respect to employees who are not executive officers or directors) normal increases made in the ordinary course of business consistent with past practices; (ii) pay any bonus other than bonuses to employees who are not executive officers or directors made in the ordinary course of business and consistent with past practices or (iii) establish, adopt or become a party to any new employee benefit or compensation plan, program, commitment or agreement or amend any Old Forge Plan;

        6.2.4. sell, transfer, mortgage, encumber or otherwise dispose of any material amount of its properties or assets to any person other than in the ordinary course of business consistent with past practice, or cancel, release, assign or enter into a forbearance agreement with respect to any amount of indebtedness in excess of $250,000;

        6.2.5. enter into any new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking, operating and servicing policies, except as required by applicable law, regulation or policies imposed by any Governmental Entity;

        6.2.6. (i) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets or make any investments which would be material, individually or in the aggregate, to Old Forge, other than in connection with foreclosures and settlements in lieu of foreclosure in the ordinary course of business consistent with prudent banking practices or (ii) open, close, sell or acquire any branches;

        6.2.7. take any action, or knowingly fail to take any action, which action or failure to act could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

        6.2.8. amend the Old Forge Articles or Old Forge Bylaws, or otherwise take any action to exempt any person (other than Penseco or its Subsidiaries) or any action taken by any person from any takeover statute or similarly restrictive provisions of its organizational documents or terminate, amend or waive any provisions of any confidentiality or standstill agreements in place with any third parties;

        6.2.9. restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

        6.2.10. except (i) in accordance with commitments issued prior to the date hereof which have not expired, which commitments are described in Section
6.2.10 of the Old Forge Disclosure Schedule, or (ii) with prior written notice to Penseco, renew any existing loan or credit facility, or extend any new loan or credit facility, in an amount in excess of $500,000;

        6.2.11. except (i) in furtherance of loan collection efforts in the ordinary course, or (ii) with prior written notice to Penseco, commence or settle any claim, action or proceeding where the amount in dispute is in excess of $250,000 or subjecting Old Forge to any material restrictions on its current or future business or operations (including the future business and operations of the Surviving Corporation);

        6.2.12. take any action or fail to take any action that is intended or may reasonably be expected to result in any of its representations or warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article 8 not being satisfied or in a violation of any provision of this Agreement;

        6.2.13. implement or adopt any change in its Tax accounting or financial accounting principles, practices or methods, other than as may be required by applicable law, GAAP or regulatory guidelines;

        6.2.14. (i) file any Tax Return other than in the ordinary course of business, amend any Tax Return, make any change in any method of Tax or financial accounting (other than as may be required by applicable law, GAAP or regulatory guidelines), make, revoke or change any Tax election, enter into any closing agreements, settle or compromise any Tax liability, (ii) surrender any right to claim a refund of Taxes, consent to any extension or waiver of the imitation period applicable to any Tax claim or assessment relating to Old Forge, or (iii) take any other action, if such action would have the effect of increasing the Tax liability of Old Forge, Penseco, Penn Security, the Surviving Corporation or any of their Subsidiaries for any period ending after the Effective Time or decreasing any Tax attribute of Old Forge existing at the Effective Time;

        6.2.15. except for transactions in the ordinary course of business consistent with past practice, terminate, or waive any material provision of any Old Forge Contract or make any change in any instrument or agreement governing the terms of any of its securities, or material lease or contract, other than normal renewals of contracts and leases without material adverse changes of terms;

        6.2.16. take any action that would reasonably be expected to prevent, materially impede, materially impact or materially delay the ability of the parties to obtain any necessary approvals of any Regulatory Agency or Governmental Entity required for the transaction, contemplated hereby;

        6.2.17. fail to comply with the terms of any regulatory orders issued by any Governmental Entity;

        6.2.18. make capital expenditures other than in the ordinary and usual course of business consistent with past practice, but in no event in excess of $100,000;

        6.2.19. file any application to establish, or relocate or terminate the operations of, any banking office of Old Forge; or

        6.2.20. agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 6.2.

        Section 6.3  Penseco Covenants. Except as expressly permitted by this
                     -----------------
Agreement or with the prior written consent of Old Forge, during the period from the date of this Agreement to the Effective Time, Penseco shall not, and shall not permit any of its Subsidiaries to, (i) amend, repeal or otherwise modify any provision of the Penseco Articles, Penseco Bylaws, Penn Security Articles, or

Penn Security Bylaws in a manner that would adversely effect, the shareholders of Old Forge or the transactions contemplated by this Agreement; (ii) take any action, or knowingly fail to take any action, which action or failure to act could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; (iii) take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article 8 not being satisfied; (iv) take any action that would be reasonably expected to prevent, materially impede, materially impact or materially delay the ability of the parties to obtain any necessary approvals of any Regulatory Agency or any Governmental Entity required for the consummation of the transactions contemplated hereby; (v) take any action or fail to take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect; or (vi) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 6.3.

                                   ARTICLE 7
                              Additional Agreements

        Section 7.1  Form S-4; Proxy Statement-Prospectus.
                     ------------------------------------

        7.1.1. For the purposes (x) of registering the Penseco Common Stock to be offered to holders of Old Forge Common Stock in connection with the Merger with the SEC under the Securities Act and (y) of holding the Old Forge Shareholder Meeting, Penseco and Old Forge shall jointly draft and prepare the Form S-4, including a proxy statement of Old Forge and prospectus of Penseco satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed to the Old Forge shareholders, together with any and all amendments or supplements thereto, being herein referred to as the "PROXY STATEMENT-PROSPECTUS"). The parties shall use their reasonable best efforts to file the Form S-4, including the Proxy Statement-Prospectus, with the SEC within 60 days after the date hereof. Each of Penseco and Old Forge shall use their reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Old Forge shall thereafter promptly mail the Proxy Statement-Prospectus to its shareholders. Penseco shall also use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and Old Forge shall furnish all information concerning Old Forge and the holders of Old Forge Common Stock as may be reasonably requested in connection with any such action.

        7.1.2. Each party shall provide the other with any information concerning itself that the other may reasonably request in connection with the drafting and preparation of the Proxy Statement-Prospectus, and each party shall notify the other promptly of the receipt of any comments of the SEC with respect to the Proxy Statement-Prospectus and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to the other promptly copies of all correspondence between such party or any of their representatives and the SEC. No filing of the Form S-4, including any amendment thereto shall be made without the parties each having the opportunity to review, comment on and revise the Form S-4. Each of Penseco and Old Forge agrees to use all reasonable best efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement-Prospectus and all required amendments and supplements thereto to be mailed to the holders of Old Forge Common Stock entitled to vote at the Old Forge Shareholder Meeting hereof at the earliest practicable time.

        7.1.3. Penseco and Old Forge shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Form S-4 contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, Old Forge shall cooperate with Penseco in the preparation of a supplement or amendment to such Proxy Statement-Prospectus that corrects such misstatement or omission, and Penseco shall file an amended Form S-4 with the SEC, and Old Forge shall mail an amended Proxy Statement-Prospectus to the Old Forge shareholders.

        Section 7.2 Regulatory Approvals. The parties shall cooperate with each other and use their respective reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties or Governmental Entities. Each of Old Forge and Penseco, upon request, shall furnish to the other all information concerning itself, its Subsidiaries, directors, officers and shareholders, and such other matters as may be reasonably necessary or advisable in connection with any applications, notices, petitions and filings made by Penseco, Old Forge or any of their Subsidiaries with any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. Old Forge and Penseco shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the confidentiality of information, all the information relating to Old Forge or Penseco, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties shall act reasonably and as promptly as practicable. The parties shall consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing contained herein shall be deemed to require Penseco or Old Forge to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of third parties or Governmental Entities, that would reasonably be expected to have a Material Adverse Effect on Penseco, a Material Adverse Effect on Old Forge or a Material Adverse Effect on the Surviving Corporation (measured in the case of Old Forge or the Surviving Corporation with respect to the business, results of operations or financial condition of Old Forge only and not any other businesses, results of operations or financial conditions of the Surviving Corporation) (any of which, a "MATERIALLY BURDENSOME REGULATORY CONDITION").

        Section 7.3  Access to Information; Confidentiality.
                     --------------------------------------

        7.3.1. Upon reasonable notice and subject to applicable laws relating to the confidentiality of information, each of Old Forge and Penseco shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors, agents and other representatives of the other party, reasonable access, during normal business hours during the period before the Effective Time, to all its properties, books, contracts, commitments and records, and, during such period, such party shall, and shall cause its Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking or insurance laws (other than reports or documents that such party is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as the other party may reasonably request (in the case of a request by Old Forge, information concerning Penseco that is reasonably related to the prospective value of Penseco Common Stock or to Penseco's ability to consummate the transactions contemplated hereby), including, without limitation, any material developments relating to threatened or pending legal proceedings. Neither Old Forge nor Penseco, nor any of their Subsidiaries, shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of such party or its Subsidiaries or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into before the date of this Agreement. The parties shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

        7.3.2. Notwithstanding the generality of Section 7.3.1, on or about the date which is five (5) business days prior to the Effective Time, Old Forge shall permit Penseco and its accountants and auditors to review the books and records of Old Forge for the primary purpose, among others, of determining the ratio of Tier 1 capital to average assets, as determined under applicable banking laws and regulations, which the Surviving Corporation reasonably would be expected to have immediately after the Effective Time.

        7.3.3. All information and materials exchanged by the parties pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement entered into between Penseco and Old Forge dated November 19, 2008 (the "CONFIDENTIALITY AGREEMENT").

        Section 7.4  Shareholder Approval.
                     --------------------

        7.4.1. Subject to the effectiveness of the Form S-4, Old Forge shall call a meeting of its shareholders (the "OLD FORGE SHAREHOLDER MEETING") to be held as soon as reasonably practicable after the date hereof for the purpose of obtaining the requisite shareholder approval required in connection with the Merger, on substantially the terms and conditions set forth in this Agreement, and shall use its reasonable best efforts to cause such meeting to occur as soon as reasonably practicable. The Old Forge Board shall use its reasonable best efforts to obtain from its shareholders the shareholder vote approving the Merger, on substantially the terms and conditions set forth in this Agreement, required to consummate the transactions contemplated by this Agreement. The Old Forge Board shall, subject to the provisions of Section 7.9.3, affirmatively recommend that the Old Forge shareholders vote in favor of and adopt this

Agreement (the "APPROVAL RECOMMENDATION"), and submit this Agreement to its shareholders at the Old Forge Shareholder Meeting. The Old Forge Board has adopted resolutions approving the Merger, on substantially the terms and conditions set forth in this Agreement, and directing that the Merger, on such terms and conditions, be submitted to Old Forge's shareholders for their consideration.

        7.4.2. Each of Penseco and Old Forge shall, and shall cause its respective Subsidiaries to, use their reasonable best efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article 8 hereof, to consummate the transactions contemplated by this Agreement, and (ii) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by Old Forge or Penseco or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

        Section 7.5  Employee Benefit Plans; Existing Agreements.
                     -------------------------------------------

        7.5.1. Those individuals actively employed by, or on an authorized leave of absence from, Old Forge as of the Effective Time, who continue their employment with Penseco or one of its Subsidiaries after the Effective Time (the "COVERED EMPLOYEES") shall be eligible to participate in those Penseco Plans in which similarly situated employees of Penseco or its Subsidiaries participate, to the same extent that similarly situated employees of Penseco or its Subsidiaries participate. From and after the Effective Time, Penseco may elect not to provide to the Covered Employees any benefits which are not then provided by Penseco and its Subsidiaries to their employees notwithstanding that such benefits were provided by Penseco and its Subsidiaries to their employees immediately prior to the Effective Time. In the case of benefits which are provided at the Effective Time by Penseco to employees of Penseco and its Subsidiaries but are not then provided by Old Forge to its employees, Penseco will as soon as possible after the Effective Time include the Covered Employees in the Penseco Plans under which such benefits are made available.

        7.5.2. With respect to each Penseco Plan for which length of service is taken into account for any purpose, service with Old Forge (or predecessor employers to the extent Old Forge provides past service credit) shall be treated as service with Penseco for purposes of determining eligibility to participate, vesting, and entitlement to benefits, including for vacation entitlement; provided, however, that such service shall not be recognized to the extent that
--------  -------
such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. Each Penseco Plan shall waive pre-existing condition limitations to the same extent waived under the applicable Old Forge Plan, and Covered Employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Penseco Plan.

        7.5.3. Penseco shall use its commercially reasonable efforts to offer employment with the Surviving Corporation to each individual who is an employee of Old Forge immediately prior to the Effective Time (an "OLD FORGE EMPLOYEE") in a position with a salary at least equal to such Old Forge Employee's salary immediately prior to the Effective Time, provided, however, that such position need not be the same as, or have the same duties or responsibilities as, the Old Forge Employee's position with Old Forge. Each Old Forge Employee who is not offered a position with a salary at least equal to such Old Forge Employee's salary immediately prior to the Effective Time shall be entitled to receive severance compensation in an amount up to such Old Forge Employee's annual salary at the Effective Time, depending on such Old Forge Employee's term of service with Old Forge. Any Old Forge Employee who is offered a position with a salary at least equal to such Old Forge Employee's salary immediately prior to the Effective Time, but does not accept such position, will not be entitled to any severance compensation. All accrued benefits of participants under the Old Forge 401(k) Profit Sharing Plan, to the extent consistent with applicable law, will be automatically vested as of the Effective Time.

        Section 7.6  Indemnification; Directors' and Officers' Insurance.
                     ---------------------------------------------------

        7.6.1. In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative (a "CLAIM"), including any such Claim in which any individual who is now, or has been at any time before the date of this Agreement, a director or officer of Old Forge or who is or was serving at the request of Old Forge as a director or officer of another person (the "INDEMNIFIED PARTIES"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director or officer of Old Forge before the Effective Time or (ii) this Agreement or any of the transactions contemplated by this Agreement, whether asserted or arising before or after the Effective Time, the parties shall cooperate and use their best efforts to defend against and respond thereto. All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or before the Effective Time now existing in favor of any Indemnified Party as provided in the Old Forge Articles or Old Forge Bylaws shall survive the Merger and shall continue in full force and effect in accordance with their terms, and shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of such individuals for acts or omissions occurring at or before the Effective Time or taken at the request of Penseco, it being understood that nothing in this sentence shall require any amendment to the articles of incorporation or bylaws of the Surviving Corporation.

        7.6.2. Penseco shall cause the individuals serving as officers and directors of Old Forge immediately before the Effective Time to be covered for a period of six years after the Effective Time by the directors' and officers' liability insurance policy maintained by Old Forge (provided that Penseco may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous than such policy) with respect to acts or omissions occurring before the Effective Time that were committed by such officers and directors in their capacity as such; provided that in no event shall Penseco be required to expend annually in the aggregate an amount in excess of 200% of the annual premiums currently paid by Old Forge for such insurance (the "INSURANCE AMOUNT"), and provided further that if Penseco is unable to maintain such policy (or such substitute policy) as a result of the preceding proviso, Penseco shall obtain as much comparable insurance as is available for the Insurance Amount. Old Forge represents and warrants to Penseco and Penn Security that the total amount of the current prepaid premium for directors' and officers' liability insurance for the coverage period commencing on May 6, 2008 and ending on May 6, 2009 is approximately $10,000.00.

        7.6.3. The provisions of this Section 7.6 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

        Section 7.7  Additional Agreements.
                     ---------------------

        7.7.1. Subject to the terms and conditions of this Agreement, each of Penseco, Penn Security and Old Forge agrees to cooperate fully with each other and to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, at the time and in the manner contemplated by this Agreement, the Merger, including using reasonable best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Merger.

        7.7.2. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Penseco.

        7.7.3. Penseco, Penn Security and Old Forge shall use commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code.

        Section 7.8  Advise of Changes. Each of Penseco and Old Forge shall
                     -----------------
promptly advise the other of any change or event (a) having or reasonably likely to have a Material Adverse Effect on it or (b) that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained in this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; provided further that a failure to comply with this Section 7.8 shall not constitute a breach of this Agreement or the failure of any condition set forth in Article 8 to be satisfied unless the underlying Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Article 8 to be satisfied.

        Section 7.9  No Solicitation.
                     ---------------

        7.9.1. None of Old Forge or any officer, director, employee, agent or representative (including any investment banker, financial advisor, attorney, accountant or other retained representative) of Old Forge shall directly or indirectly (i) solicit, initiate, encourage, or (subject to Section 7.9.3) facilitate (including by way of furnishing information) or take any other action designed to facilitate any inquiries or proposals regarding any merger, share exchange, consolidation, sale of assets, sale of shares of capital stock (including by way of a tender offer) or similar transactions involving Old Forge that, if consummated, would constitute an Alternative Transaction (any of the foregoing inquiries or proposals being referred to herein as an "ALTERNATIVE PROPOSAL"), (ii) subject to Section 7.9.3, participate in any discussions or negotiations regarding an Alternative Transaction; or (iii) enter into any agreement regarding any Alternative Transaction. As used in this Agreement, "ALTERNATIVE TRANSACTION" means any of (w) a transaction pursuant to which any person (or group of persons) (other than Penseco or its affiliates), directly or indirectly, acquires or would acquire more than 25% of the outstanding shares of Old Forge Common Stock or outstanding voting power or of any new series or new class of preferred stock that would be entitled to a class or series vote with respect to the Merger, whether from Old Forge or pursuant to a tender offer or exchange offer or otherwise, (x) a merger, share exchange, consolidation or other business combination involving Old Forge (other than the Merger), (y) any transaction pursuant to which any person (or group of persons) (other than Penseco or its affiliates) acquires or would acquire control of assets (including for this purpose the outstanding equity securities of Old Forge and securities of the entity surviving any merger or business combination) of Old Forge representing more than 25% of the fair market value of all the assets, net revenues or net income of Old Forge, taken as a whole, immediately before such transaction, or (z) any other consolidation, business combination, recapitalization or similar transaction involving Old Forge, other than the transactions contemplated by this Agreement, as a result of which the holders of shares of Old Forge immediately before such transactions do not, in the aggregate, own at least 75% of the outstanding shares of common stock and the outstanding voting power of the surviving or resulting entity in such transaction immediately after the consummation thereof in substantially the same proportion as such holders held the shares of Old Forge Common Stock immediately before the consummation thereof.

        7.9.2. Old Forge shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Penseco) conducted heretofore with respect to any of the foregoing. Old Forge agrees not to release any third party from the confidentiality and standstill provisions of any agreement to which Old Forge is or may become a party. Old Forge has not entered into any agreement authorizing any person to make an Alternative Proposal.

        7.9.3. Notwithstanding anything herein to the contrary, at any time prior to obtaining the approval of this Agreement by Old Forge's shareholders, Old Forge and its board of directors shall be permitted (i) to comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act, provided that the Old Forge Board shall not withdraw or modify in a manner adverse to Penseco its Approval Recommendation except as set forth in subsection (iii) below; (ii) to engage in any discussions or negotiations with, and provide any information to, any person in response to a Superior Proposal by any such person, if and only to the extent that (x) the Old Forge Board concludes in good faith, after consulting with outside legal counsel, that failure to do so would cause it to breach its fiduciary duties to Old Forge's shareholders under applicable law,
(y) prior to providing any information or data to any person in connection with a Superior Proposal by any such person, the Old Forge Board receives from such person an executed confidentiality agreement, which confidentiality terms shall be no less favorable to Old Forge than those contained in the Confidentiality Agreement between Old Forge and Penseco, a copy of which executed confidentiality agreement shall have been provided to Penseco for informational purposes and (z) at least 72 hours prior to providing any information or data to any person or entering into discussions or negotiations with any person, Old Forge promptly notifies Penseco in writing of the name of such person and the material terms and conditions of any such Superior Proposal, and (iii) to withdraw, modify, qualify in a manner adverse to Penseco, condition or refuse to make its Approval Recommendation if the Old Forge Board concludes in good faith, after consultation with outside counsel and financial advisors, that such Alternative Proposal constitutes a Superior Proposal and that failure to do so would cause it to breach its fiduciary duties to Old Forge's shareholders under applicable law, provided, that the Old Forge Board may not effect a withdrawal of its Approval Recommendation pursuant to this clause (iii) unless: (x) Old Forge shall have provided prior written notice to Penseco, at least five business days in advance ("NOTICE PERIOD"), of its intention to effect a withdrawal of its Approval Recommendation in response to such Superior Proposal, which notice shall specify the material terms and conditions of any such Superior Proposal (including the identity of the party making such Superior Proposal), and shall have contemporaneously provided a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and other material documents and (y) prior to effecting a withdrawal of its Approval Recommendation, Old Forge shall, and shall cause its financial and legal advisors to, during the Notice Period, negotiate with Penseco in good faith (to the extent Penseco desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Alternative Proposal ceases to constitute a Superior Proposal.

        7.9.4. Old Forge shall notify Penseco promptly (but in no event later than 24 hours) after receipt of any Alternative Proposal, or any material modification of or material amendment to any Alternative Proposal, or any request for nonpublic information relating to Old Forge or for access to the properties, books or records of Old Forge by any person that informs the Old Forge Board that it is considering making, or has made, an Alternative Proposal. Such notice to Penseco shall be made orally and in writing, and shall indicate the identity of the person making the Alternative Proposal or intending to make or considering making an Alternative Proposal or requesting nonpublic information or access to the books and records of Old Forge, and the material terms of any such Alternative Proposal or modification or amendment to an Alternative Proposal. Old Forge shall keep Penseco fully informed, on a current basis, of any material changes in the status and any material changes or modifications in the terms of any such Alternative Proposal, indication or request. Old Forge shall also promptly, and in any event within 24 hours, notify Penseco, orally and in writing, if it enters into discussions or negotiations concerning any Alternative Proposal in accordance with this Section 7.9.

        7.9.5. For purposes of this Agreement, "SUPERIOR PROPOSAL" means any bona fide, unsolicited written Alternative Proposal made by any person or entity, other than Penseco that is on terms that the Old Forge Board in good faith concludes, after consultation with its financial advisors (who shall be a nationally recognized investment banking firm) and legal counsel (with the advice of outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, (A) is on terms that the Old Forge Board in its good faith judgment believes to be more favorable from a financial point of view to its shareholders than the Merger; (B) for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Old Forge Board and (C) is reasonably capable of being completed; provided that for purposes of the definition of "Superior Proposal", the references to "25%" in the definition of Alternative Transaction shall be deemed to be references to "a majority."

        7.9.6. Old Forge shall ensure that the officers, directors and all employees, agents and representatives (including any investment bankers, financial advisors, attorneys, accountants or other retained representatives) of Old Forge are aware of the restrictions described in this Section 7.9 as reasonably necessary to avoid violations thereof. It is understood that any violation of the restrictions set forth in this Section 7.9 by any officer, director, employee, agent or representative (including any investment banker, financial advisor, attorney, accountant or other retained representative) of Old Forge, at the direction or with the consent of Old Forge, shall be deemed to be a breach of this Section 7.9 by Old Forge.

        Section 7.10  Employment Agreements. Prior to the Effective Time, each
                      ---------------------
of the individuals listed on Schedule B attached hereto shall have executed an
                             ----------
employment protection agreement in the respective forms attached hereto as Exhibit B.
---------

        Section 7.11  Appointment of Old Forge Directors. Penn Security shall
                      ----------------------------------
cause the number of directors constituting its entire board of directors immediately after the Effective Time to be increased to sixteen (16) members, and shall take all actions necessary to cause three (3) Old Forge Directors
(as defined below) to be appointed to fill the vacancies on the Penn Security board of directors created by such increase, each such Old Forge Director to hold office until his/her successor is elected and qualified or otherwise in accordance with applicable law, the articles of incorporation and bylaws of the Surviving Corporation. Penseco shall cause the number of directors constituting its entire board of directors immediately after the Effective Time to be increased to fifteen (15) members, and shall take all actions necessary to cause two of the three (3) Old Forge Directors to be appointed to fill the vacancies on the Penseco board of directors created by such increase, each such Old Forge Director to hold office until his/her successor is elected and qualified or otherwise in accordance with applicable law, the Penseco Articles and Penseco Bylaws. At the 2009 annual meeting of its shareholders, Penseco shall submit to a vote of its shareholders, together with the favorable recommendation of the Penseco board of directors, a proposal to amend the Penseco Bylaws to permit the Penseco board of directors to be comprised of more than fifteen directors. If such amendment is approved by the Penseco shareholders, Penseco shall cause the number of directors constituting its entire board of directors to be increased to sixteen (16) members, and shall take all actions necessary to cause the one Old Forge Director not previously appointed to the Penseco board of directors to be nominated for election by the shareholders at the 2009 annual meeting to fill the vacancy created by such increase. If such amendment is not approved by the Penseco shareholders, Penseco shall use its good faith, best efforts to otherwise appoint the one Old Forge Director not previously appointed to the Penseco board of directors. Each Old Forge Director shall be nominated for election at the 2009 annual shareholders meeting to hold office until his/her successor is elected and qualified or otherwise in accordance with applicable law, the Penseco Articles and Penseco Bylaws. From and after the Effective Time until the 2013 annual meeting of Penseco's shareholders, each Old Forge Director shall receive compensation for services in amounts equal to compensation for services on the Penseco and Penn Security boards of directors in accordance with the existing general director compensation policies of Penseco and Penn Security, whether or not such Old Forge Director is serving as a director of

Penseco or Penn Security at any time during such period. The term "OLD FORGE DIRECTORS" shall mean three (3) individuals who shall be selected by Old Forge and be acceptable to Penseco (determined in accordance with Penseco's corporate governance principles and practices relating to director nominations prior to the Effective Time), from the individuals serving as directors of Old Forge on the date hereof, to become members of the board of directors of Penseco and Penn Security after the Effective Time pursuant to this Section 7.11.

        Section 7.12  Director Agreements. Prior to the Effective Time, each
                      -------------------
individual who is a director of Old Forge on the date of this Agreement and who will not be appointed to the board of directors of Penn Security pursuant to
Section 7.11 shall have executed a nonsolicitation and standstill agreement in a form acceptable to Penseco and Penn Security, which agreement shall provide for the payment of consideration to such individual in an amount equal to $150,000, payable in a lump sum or installments, as specified in such agreement; provided, however, that the amount of such payment shall be paid without regard to whether some portion or all of that payment (alone or in connection with other payments) is subject to the parachute payment provisions of Section 280G and Section 4999 of the Code (the "Noncontinuing Director Payments"). To the extent that an excise tax (pursuant to Section 280G and/or Section 4999 of the Code) is payable by one or more of such individuals in connection with some portion or all of the Noncontinuing Director Payment or any other payment, each such individual shall be responsible for satisfying such excise tax and shall not be entitled to any gross-up payment from Old Forge or Penn Security.

        Section 7.13  Branding. Following the Effective Time, for a period to be
                      --------
determined by the board of directors of the Surviving Corporation, but in any event no less than one year, the Surviving Corporation shall leave the "Old Forge Bank" name on the present Old Forge and Duryea offices of Old Forge, although "Old Forge Bank" may also be identified as a division of Penn Security.

        Section 7.14  Dividends. After the date of this Agreement, each of
                      ---------
Penseco and Old Forge shall coordinate with the other the declaration of any dividends in respect of Penseco Common Stock and Old Forge Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties that holders of Old Forge Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of Old Forge Common Stock and any shares of Penseco Common Stock any such holder receives in exchange therefor in the Merger.

        Section 7.15  Formation of Merger Sub. Penseco shall use commercially
                      -----------------------
reasonable efforts to organize Merger Sub as a Pennsylvania commercial bank.

                                   ARTICLE 8
                              Conditions Precedent

        Section 8.1  Conditions to Each Party's Obligation to Effect the Merger.
                     ----------------------------------------------------------
The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or before the Effective Time of the following conditions:

        8.1.1. Shareholder Approval. The Merger, on substantially the terms and
               --------------------
conditions set forth in this Agreement, shall have been approved by the requisite affirmative vote of the holders of Old Forge Common Stock entitled to vote thereon.

        8.1.2. Form S-4. The Form S-4 shall have become effective under the
               --------
Securities Act, no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        8.1.3. No Injunctions or Restraints; Illegality. No order, injunction or
               ----------------------------------------
decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "INJUNCTION") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect, and no such Injunction shall be threatened by or before any Governmental Entity which represents a reasonable probability of preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement or imposing damages that would reasonably be expected to have a Material Adverse Effect on Penseco or Penn Security, a Material Adverse Effect on Old Forge or a Material Adverse Effect on the Surviving Corporation (measured in the case of Old Forge or the Surviving Corporation with respect to the business, results of operations or financial condition of Old Forge only and not any other business, results of operations or financial conditions of the Surviving Corporation). No statute, rule, regulation, order, Injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal consummation of the Merger.

        Section 8.2  Conditions to Obligations of Penseco and Penn Security. The
                     ------------------------------------------------------
obligation of Penseco and Penn Security to effect the Merger is also subject to the satisfaction, or waiver by Penseco and Penn Security, at or before the Effective Time, of the following conditions:

        8.2.1. Representations and Warranties. Subject to the standard set forth
               ------------------------------
in Section 10.2, the representations and warranties of Old Forge set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), and Penseco shall have received a certificate signed on behalf of Old Forge by the Board Chair and Chief Financial Officer of Old Forge to the foregoing effect.

        8.2.2. Performance of Obligations of Old Forge. Old Forge shall have
               ---------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement at or before the Effective Time; and Penseco shall have received a certificate signed on behalf of Old Forge by the Board Chair of Old Forge to such effect.

        8.2.3. Regulatory Approvals. All regulatory approvals set forth in
               --------------------
Section 5.4 required to consummate the transactions contemplated by this Agreement, including the Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred as the "PENSECO REQUISITE REGULATORY APPROVALS"), and no such regulatory approval shall have resulted in the imposition of any Materially Burdensome Regulatory Condition.

        8.2.4. Dissenting Shares. The Dissenting Shares, if any, shall not
               -----------------
include greater than 1% of the shares of Old Forge Common Stock outstanding immediately prior to the Effective Time.

        8.2.5. Federal Tax Opinion. Penseco shall have received the opinion of
               -------------------
Penseco's counsel, dated as of the Second-Step Effective Time, in form and substance reasonably satisfactory to Penseco, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be treated as a reorganization within the meaning of
Section 368(a) of the Code. In rendering such opinion, Penseco's counsel may require and rely upon customary representations contained in certificates of officers of Old Forge, Penseco, Penn Security and Merger Sub, reasonably satisfactory in form and substance to such counsel.

        8.2.6. FIRPTA Certificate. On the Closing Date, Penseco shall have
               ------------------
received from Old Forge, a certificate, in form and substance reasonably acceptable to Penseco, for purposes of satisfying Penseco's obligations under Treasury Regulation Section 1.1445-2(c)(3).

        8.2.7. Regulatory Capital. Penseco shall have determined, based on its
               ------------------
review of the books and records of Old Forge pursuant to Section 7.3.2, that the Surviving Corporation reasonably would be expected to have, immediately after the Effective Time, a ratio of Tier 1 capital to average assets, as determined under applicable banking laws and regulations, greater than 9%.

        8.2.8. Merger Sub. Penseco shall have received all requisite approvals
               ----------
to organize, and shall have organized, Merger Sub as a Pennsylvania commercial bank.

        Section 8.3  Conditions to Obligations of Old Forge. The obligation of
                     --------------------------------------
Old Forge to effect the Merger is also subject to the satisfaction or waiver by Old Forge at or before the Effective Time of the following conditions:

        8.3.1. Representations and Warranties. Subject to the standard set forth
               ------------------------------
in Section 10.2, the representations and warranties of Penseco and Penn Security set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), and Old Forge shall have received a certificate signed on behalf of Penseco and Penn Security by the Chief Executive Officer and the Chief Financial Officer of Penseco and Penn Security to the foregoing effect.

        8.3.2. Performance of Obligations of Penseco. Penseco and Penn Security
               -------------------------------------
shall have performed in all material respects all obligations required to be performed by them under this Agreement at or before the Effective Time, and Old Forge shall have received a certificate signed on behalf of Penseco and Penn Security by the Chief Executive Officer or the Chief Financial Officer of Penseco and Penn Security to such effect.

        8.3.3. Regulatory Approvals. All regulatory approvals set forth in
               --------------------
Section 4.4 required to consummate the transactions contemplated by this Agreement, including the Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred as the "OLD FORGE REQUISITE REGULATORY APPROVALS").

        8.3.4. Federal Tax Opinion. Old Forge shall have received the opinion of
               -------------------
Old Forge's counsel, dated as of the Second-Step Effective Time, in form and substance reasonably satisfactory to Old Forge, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be treated as a reorganization within the meaning of
Section 368(a) of the Code. In rendering such opinion, Old Forge's counsel may require and rely upon customary representations contained in certificates of officers of Old Forge, Penseco, Penn Security and Merger Sub, reasonably satisfactory in form and substance to such counsel.

                                   ARTICLE 9
                            Termination and Amendment

        Section 9.1  Termination. This Agreement may be terminated at any time
                     -----------
before the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Old Forge:

        9.1.1. Consent of the Parties. By consent of Old Forge and Penseco in a
               ----------------------
written instrument, if the board of directors of each of Old Forge and Penseco so determines by a vote of the majority of the members of its entire board of directors;

        9.1.2. Approvals. By either Old Forge or Penseco, if
               ---------

        (a) any Governmental Entity that must grant a Penseco Requisite Regulatory Approval or a Old Forge Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

        (b) the holders of the Old Forge Common Stock entitled to vote thereon do not approve the Merger, on substantially the terms and conditions set forth in this Agreement, by the requisite affirmative vote at the Old Forge Shareholder Meeting or any similar meeting of the shareholders of Old Forge;

        9.1.3. Delay. By either Old Forge or Penseco, if the Merger shall not
               -----
have been consummated on or before September 30, 2009, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in this Agreement;

        9.1.4. Material Breach of Representation, Warranty or Covenant. By
               -------------------------------------------------------
either Penseco or Old Forge (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained in this Agreement), if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Old Forge, in the case of a termination by Penseco, or

Penseco or Penn Security in the case of a termination by Old Forge, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of any of the conditions set forth in Section 8.2 or Section 8.3, as the case may be, and which is not cured within 45 days following written notice to the party committing such breach or by its nature or timing cannot be cured within such time period; or

        9.1.5. Failure to Recommend. By Penseco, if the Old Forge Board shall
               --------------------
have (i) failed to recommend in the Proxy Statement-Prospectus the approval and adoption of this Agreement or (ii) in a manner adverse to Penseco,
(A) withdrawn, modified or qualified, or proposed to withdraw, modify or qualify, the recommendation by the Old Forge Board of this Agreement and/or the Merger to Old Forge's shareholders, (B) taken any public action or made any public statement in connection with the Old Forge Shareholder Meeting inconsistent with such recommendation (including not taking action to convene the Old Forge Shareholder Meeting) or (C) recommended any Alternative Proposal (or, in the case of clause (ii), resolved to take any such action), whether or not permitted by the terms hereof.

        9.1.6. Penseco Price Protection. By Penseco during the three day period
               ------------------------
commencing with (and including) the Determination Date, if the Penseco Closing Price shall be greater than one hundred twenty percent (120%) of the Starting Price, as appropriately adjusted for any Penseco stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date.

        9.1.7. Old Forge Price Protection. By Old Forge during the three day
               --------------------------
period commencing with (and including) the Determination Date if both: (i) the Penseco Closing Price shall be less than eighty percent (80%) of the Starting Price; and (ii) the difference of the Index Ratio minus the Penseco Ratio shall be .20 or more; provided, however, that if Old Forge notifies Penseco of its intent to terminate this Agreement pursuant to this Section 9.1.7, then Penseco shall have the option of increasing the Share Ratio in a manner such, and to the extent required, so that either (A) the Per Share Amount (calculated by using the Penseco Closing Price) after such increase is not less than eighty percent (80%) of the Per Share Amount calculated by using the Starting Price in lieu of the Penseco Closing Price, or (B) the Penseco Ratio, if increased by the same proportion as the Share Ratio, would be less than 0.20 less than the Index Ratio. If Penseco elects to increase the Share Ratio, it shall give prompt written notice to Old Forge of such election and the revised Share Ratio, whereupon no termination shall occur pursuant to this Section 9.1.7 and this Agreement shall remain in effect in accordance with its terms (except as the Share Ratio shall have been so modified), and any references in this Agreement to "Share Ratio" shall thereafter be deemed to refer to the Share Ratio after giving effect to any adjustment made pursuant to this Section 9.1.7. "PENSECO RATIO" means the number obtained by dividing the Penseco Closing Price by the Starting Price. "INDEX RATIO" means the number obtained by dividing the Index Price on the Determination Date by the Index Price for the trading day immediately preceding the day on which the parties publicly announce the signing of this Agreement. "INDEX PRICE" on a given date means the closing price of the NASDAQ Bank Index.

        9.1.8. Material Adverse Effect as to Old Forge. By Penseco, if there
               ---------------------------------------
shall have been a Material Adverse Effect on Old Forge after the date of this Agreement.

        9.1.9. Material Adverse Effect as to Penseco. By Old Forge, if there
               -------------------------------------
shall have been a Material Adverse Effect on Penseco after the date of this Agreement.

        9.1.10. Superior Proposal. By Old Forge at any time prior to the date
                -----------------
of mailing of the Prospectus/Proxy Statement to Old Forge shareholders, in order to enter concurrently into a Superior Proposal; provided, however, that this Agreement may be terminated by Old Forge pursuant to this Section 9.1.10 only after the fifth business day following Old Forge's provision of written notice to Penseco (which notice shall specify the material terms and conditions of any such Superior Proposal, including the identity of the party making such Superior Proposal, and such notice shall also include a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and other material documents) advising Penseco that the Old Forge Board is prepared to accept such Superior Proposal (it being agreed that the delivery of such notice shall not entitle Penseco to terminate this Agreement pursuant to Section 9.1.5 or any other provision of this Agreement) and only if (i) during such five business day period, Old Forge has caused its financial and legal advisors to negotiate with Penseco in good faith (to the extent Penseco chooses to negotiate) to make such adjustments in the terms and conditions of this Agreement such that such Alternative Proposal would no longer constitute a Superior Proposal, and (ii) the Old Forge Board has considered such adjustments in the terms and conditions of this Agreement resulting from such negotiations and has concluded in good faith, based upon consultation with its financial and legal advisers, that such Alternative Proposal remains a Superior Proposal even after giving effect to the adjustments proposed by Penseco and further provided that such termination shall not be effective until Old Forge has paid the Termination Fee to Penseco.

The party desiring to terminate this Agreement pursuant to any clause of this
Section 9.1 (other than Section 9.1.1) shall give written notice of such termination to the other party in accordance with Section 10.4, specifying the provision or provisions hereof pursuant to which such termination is effected.

        Section 9.2  Effect of Termination. If either Old Forge or Penseco
                     ---------------------
terminates this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of Old Forge, Penseco, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except that (i) Sections 7.3.3, 9.2, 9.3, 10.4, 10.5, 10.8, 10.10 and 10.12 shall survive any termination of this Agreement and (ii) neither Old Forge nor Penseco shall be relieved or released from any liabilities or damages arising out of its breach of any provision of this Agreement.

        Section 9.3  Fees and Expenses.
                     -----------------

        9.3.1. Except as set forth in Section 9.3.2, and except with respect to costs and expenses of printing and mailing the Proxy Statement-Prospectus and all filing and other fees paid to the SEC in connection with the Merger, which shall be borne equally by Old Forge and Penseco, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

        9.3.2. Old Forge shall pay to Penseco, by wire transfer of immediately available funds, a termination fee in the amount of $1,856,000 (the "TERMINATION FEE") and/or expense reimbursement on the following terms:

                (a) If this Agreement is terminated by Penseco pursuant to
Section 9.1.5, then Old Forge shall pay the Termination Fee within ten (10) business days following such termination;

                (b) If this Agreement is terminated by Old Forge pursuant to
Section 9.1.10, then Old Forge shall pay the Termination Fee within ten (10) business days following such termination;

                (c) If (A) either party shall terminate this Agreement pursuant to Section 9.1.2(b), then Old Forge shall within ten (10) business days after being notified by Penseco, pay Penseco all of the out-of-pocket expenses incurred by Penseco relating to or arising out of this Agreement or the transactions contemplated hereby (including the negotiation hereof and thereof and fees and expenses of attorneys and other advisors) in an amount not to exceed $575,000 (the "EXPENSE REIMBURSEMENT"), and if within 12 months of the date of such termination, Old Forge enters into any definitive agreement with respect to, or consummates, any Alternative Transaction, then Old Forge shall pay the Termination Fee, less the Expense Reimbursement, on the date of such execution or consummation;

                (d) If (A) either party shall terminate this Agreement pursuant to Section 9.1.3 and (B) at any time after the date of this Agreement and before such termination, an Alternative Proposal shall have been publicly announced or otherwise communicated to the Old Forge Board and shall not have been rejected by the Old Forge Board prior to such termination, then Old Forge shall pay one-third of the Termination Fee within ten (10) business days following such termination and, if within 12 months of the date of termination, Old Forge executes any definitive agreement with respect to, or consummates, any Alternative Transaction, then Old Forge shall pay the remaining two-thirds of the Termination Fee upon the date of such execution or consummation.

Upon payment of all applicable fees and expenses in accordance with this Section 9.3, Old Forge shall have no further liability to Penseco at law or in equity with respect to such termination, or with respect to Old Forge Board's failure to take action to convene the Old Forge Shareholder Meeting and/or recommend that Old Forge shareholders adopt this Agreement.

        9.3.3. Old Forge acknowledges that the agreements contained in this
Section 9.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Penseco would not enter into this Agreement. Accordingly, if Old Forge fails to pay timely any amount due pursuant to this Section 9.3 and, in order to obtain such payment, Penseco commences a suit that results in a judgment against Old Forge for the amount payable to Penseco pursuant to this Section 9.3, Old Forge shall pay to Penseco its reasonable, out-of-pocket costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount so payable at the prime lending rate prevailing at such time, as published in The Wall Street Journal, from the date such amounts were required to be paid until the date actually received by Penseco.

        Section 9.4.  Amendment. This Agreement may, to the extent legally
                      ---------
allowed, be amended by the parties, by action taken or authorized by their respective boards of directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Old Forge; provided, however, that after any approval of the transactions contemplated by this Agreement by the shareholders of Old Forge, there may not be, without further approval of such shareholders, any amendment of this Agreement that (a) alters or changes the amount or the form of the consideration to be delivered under this Agreement to the holders of Old Forge Common Stock, if such alteration or change would adversely affect the holders of any security of Old Forge, (b) alters or changes any term of the articles of incorporation of the Surviving Corporation if such alteration or change would adversely affect the holders of any securities of Old Forge, or (c) alters or changes any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any securities of Old Forge, in each case other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

        Section 9.5  Extension; Waiver. At any time before the Effective Time,
                     -----------------
the parties, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE 10
                               General Provisions

        Section 10.1  Closing. On the terms and subject to conditions set forth
                      -------
in this Agreement, the closing of the Merger (the "CLOSING") shall take place at 10:00 a.m. on a date and at a place to be specified by the parties, which date shall be no later than five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article 8 (other than those conditions that by their nature are to be satisfied or waived at the Closing), unless extended by mutual agreement of the parties (the "CLOSING DATE"). If the conditions set forth in Article 8 are satisfied or waived during the two weeks immediately before the end of a fiscal quarter of Penseco, then Penseco may postpone the Closing until the first full week after the end of that fiscal quarter.

        Section 10.2  Standard. No representation or warranty of Old Forge
                      --------
contained in Article 4 or of Penseco or Penn Security contained in Article 5 shall be deemed untrue or incorrect for any purpose under this Agreement, and no party hereto shall be deemed to have breached a representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in
Article 4, in the case of Old Forge, or Article 5, in the case of Penseco and Penn Security, has had or would be reasonably likely to have a Material Adverse Effect with respect to Old Forge or Penseco or Penn Security, respectively (disregarding for purposes of this Section 10.2 any materiality or Material Adverse Effect qualification contained in any representations or warranties). Notwithstanding the immediately preceding sentence, the representations and warranties contained in (a) Sections 4.1.1, 4.2, 4.3, 4.7 and 4.10 in the case of Old Forge, and Sections 5.1.1, 5.1.3, 5.2.1, 5.2.2, 5.3 and 5.7 in the case of Penseco or Penn Security, shall be deemed untrue and incorrect if not true and correct in all material respects, and (b) Section 4.8.1 in the case of Old Forge and Section 5.8.1 in the case of Penseco or Penn Security, shall be deemed untrue and incorrect if not true and correct in all respects.

        Section 10.3  Nonsurvival of Representations, Warranties and Agreements.
                      ---------------------------------------------------------
None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for Section 7.6 and for those other covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Effective Time.

        Section 10.4  Notices. All notices and other communications in
                      -------
connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            if to Old Forge, to:

            Old Forge Bank
            216 South Main Street
            Old Forge, PA  18518
            Attn: Michelene Pagnotti Kennedy, Board Chair
            Facsimile: 570.819.3392

            with a copy to:

            Stradley Ronon Stevens & Young, LLP
            30 Valley Stream Parkway
            Malvern, PA 19355-1481
            Attn: David F. Scranton, Esquire
            Facsimile: 610.640.1965
            if to Penseco or Penn Security, to:

            Penseco Financial Services Corporation
            150 N. Washington Avenue
            Scranton, PA  18503
            Attn: President and Chief Executive Officer
            Facsimile: 570.961.3768

            with a copy to:

            Pepper Hamilton LLP
            3000 Two Logan Square
            Eighteenth and Arch Streets
            Philadelphia, PA  19103-2799
            Attn: Cary S. Levinson, Esquire
            Facsimile: 215.689.4484

        Section 10.5  Interpretation. When a reference is made in this Agreement
                      --------------
to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The Old Forge Disclosure Schedule and the Penseco Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable law. For purposes of this Agreement, (a) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity (including its permitted successors and assigns) and (b) "knowledge" of any person that is not an individual means the knowledge of such person's directors and senior executive officers.

        Section 10.6  Counterparts. This Agreement may be executed in two or
                      ------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

        Section 10.7  Entire Agreement. This Agreement (including the
                      ----------------
Disclosure Schedules and Exhibits hereto and the other documents and the instruments referred to in this Agreement), together with the Confidentiality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, other than the Confidentiality Agreement.

        Section 10.8  Governing Law; Jurisdiction. This Agreement shall be
                      ---------------------------
governed and construed in accordance with the internal laws of the Commonwealth of Pennsylvania applicable to contracts made and wholly performed within such state, without regard to any applicable conflicts-of-law principles. The parties agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the Commonwealth of Pennsylvania having jurisdiction over the matter; provided, however, that if such a federal court does not have jurisdiction over the matter, any aforementioned suit, action or proceeding shall be brought in a state court located in the Commonwealth of Pennsylvania having jurisdiction over the matter. Each of the parties submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

        Section 10.9  Publicity. Neither Old Forge nor Penseco shall, and
                      ---------
neither Old Forge nor Penseco shall permit any of its Subsidiaries or agents to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the prior consent (which consent shall not be unreasonably withheld) of Penseco, in the case of a proposed announcement by Old Forge, or Old Forge, in the case of a proposed announcement by Penseco or any of its Subsidiaries; provided, however, that any party may, without the prior consent of the other parties (but after prior consultation with the other parties to the extent practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent required by law or by the rules and regulations of any applicable securities exchange.

        Section 10.10  Assignment; Third-Party Beneficiaries. Neither this
                       -------------------------------------
Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by either of the parties (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 7.6, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement.

        Section 10.11  Enforcement of Agreement. The parties hereto agree that
                       ------------------------
irreparable damage would occur in the event that this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

        Section 10.12  Severability. Any term or provision of this Agreement
                       ------------
that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

                            [Signature Page Follows.]

            IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                    Old Forge Bank


                                    By:      /s/ Michelene Kennedy
                                             ----------------------------------
                                    Name:    Michelene Kennedy
                                    Title:   Chairperson

                                    Penseco Financial Services Corporation


                                    By:      /s/ Craig W. Best
                                             ----------------------------------
                                    Name:    Craig W. Best
                                    Title:   President & CEO

                                    Penn Security Bank and Trust Company


                                    By:      /s/ Craig W. Best
                                             ----------------------------------
                                    Name:    Craig W. Best
                                    Title:   President & CEO


                 Signature Page to Agreement and Plan of Merger

                                   Schedule A
                    List of Individuals for Voting Agreements


Joseph G. Cesare
Mark H. DeStefano
Michelene Pagnotti Kennedy
Robert S. Mellow
Raymond C. Rinaldi
Jerry J. Weinberger
Lackawanna Casualty Company

                                   Schedule B
            List of Individuals for Employment Protection Agreements

            Vincent O'Bell

            Michael Jake

                                    Exhibit A


                                December 5, 2008



Penseco Financial Services Corporation
150 N. Washington Avenue
Scranton, PA  18503
Attn: President and Chief Executive Officer

Ladies and Gentlemen:

            Penseco Financial Services Corporation, a Pennsylvania corporation ("Penseco"), its wholly-owned subsidiary, Penn Security Bank and Trust Company, a Pennsylvania commercial bank and trust company ("Penn Security") and Old Forge Bank, a Pennsylvania commercial bank ("Old Forge") have entered into an Agreement and Plan of Merger dated as of December 5, 2008 (the "Merger Agreement"), pursuant to which, subject to the terms and conditions set forth therein, Old Forge, in a two-step transaction, will merge with and into Penn Security (the "Merger"). Penseco has requested, as a condition to its execution and delivery of the Merger Agreement, that the undersigned, a shareholder of Old Forge, execute and deliver to Penseco this Letter Agreement.

            The undersigned, solely in his, her or its capacity as a shareholder of Old Forge, in order to induce Penseco to execute and deliver the Merger Agreement, and intending to be legally bound, hereby irrevocably:

            (a) Agrees to be present (in person or by proxy) at all meetings of shareholders of Old Forge called to vote for approval of the Merger so that all shares of common stock of Old Forge which are owned by the undersigned and/or his or her spouse, or over which the undersigned and/or his or her spouse have actual voting control (collectively, the "Covered Shares") will be counted present thereat for the purpose of determining the presence of a quorum at such meetings and to vote the Covered Shares, or cause the Covered Shares to be voted, in person or by proxy, in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the board of directors of Old Forge and any other action of Old Forge's shareholders requested in furtherance thereof). The term "Covered Shares" shall include any shares of common stock of Old Forge acquired after the date hereof;

            (b) Agrees not to vote the Covered Shares, or cause the Covered Shares not to be voted, to rescind or amend in any manner any prior vote approving or adopting the Merger Agreement;

            (c) Agrees to vote the Covered Shares, or cause the Covered Shares to be voted, against, as a shareholder of Old Forge, (i) any (A) extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Old Forge, including an Alternative Proposal (as defined

                                    Ex. A-1
in the Merger Agreement), (B) sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of Old Forge, (C) change in a majority of the board of directors of Old Forge, (D) amendment to Old Forge's articles of incorporation or bylaws, (E) material change in the capitalization of Old Forge or Old Forge's corporate structure, or (F) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Letter Agreement, and (ii) any action or agreement that would result in a breach of any representation, warranty, covenant or agreement of Old Forge contained in the Merger Agreement or that would result in any of the conditions to the obligations of Old Forge under the Merger Agreement not being fulfilled;

            (d) (i) Hereby revokes any and all previous proxies granted with respect to the Covered Shares and grants to the president of Penseco a proxy to vote the Covered Shares (in the event the undersigned fails to vote the Covered Shares in accordance with this Letter Agreement) as indicated in Sections (b) and (c) above (which proxy shall be limited to the matters set forth in Sections
(b) and (c)); (ii) intends that such proxy will be irrevocable and coupled with an interest, and shall not be terminated by any act of the undersigned or by operation of law, and (iii) agrees to take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy; provided that such proxy will expire automatically and without further action by the parties upon termination of the Merger Agreement or this Letter Agreement;

            (e) Agrees not to sell, transfer or otherwise dispose or limit its right to vote in any manner any of the Covered Shares, or grant any proxy to vote the Covered Shares otherwise than in accordance with this Letter Agreement, unless otherwise agreed to in writing by Penseco;

            (f) Subject to paragraph (k) below, agrees not to, directly or indirectly, through any officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative of any of them or otherwise, initiate, solicit or encourage, including by way of furnishing non-public information or assistance, or participate in any discussion or negotiations of any type, directly or indirectly, or enter into a confidentiality agreement, letter of intent or purchase agreement, merger agreement or other similar agreement with any Person (as defined in the Merger Agreement) other than Penseco and Penn Security with respect to the Merger Agreement and the transactions contemplated thereby. The undersigned and his, her or its representatives immediately shall cease and cause to be terminated any existing activities, discussions or negotiations with any parties other than Penseco and Penn Security with respect to the Merger Agreement and the transactions contemplated thereby;

            (g) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles;

            (h) Agrees that irreparable damage would occur in the event that any of the provisions of this Letter Agreement were not performed in accordance with their specific terms and agrees that Penseco is entitled to an injunction or injunctions to prevent breaches of this Letter Agreement by the undersigned to enforce specifically the terms and provisions hereof, this being in addition to any other available remedy;

                                    Ex. A-2

            (i) Agrees to execute and deliver all such further documents, certificates and instruments and take all such further reasonable action necessary or appropriate to effectuate the intent of this Letter Agreement;

            (j) Agrees that this Letter Agreement may not be amended except by an instrument in writing signed by each of the undersigned and Penseco. Neither this Letter Agreement nor any of the rights, interests or obligations of the undersigned hereunder shall be assigned by the undersigned without the prior written consent of Penseco;

            (k) Nothing herein shall impose any obligation on the undersigned to take any action nor omit to take action that would prevent the undersigned, if applicable, from discharging his or her fiduciary duties as a member of the board of directors or as an officer of Old Forge;

            (l) Agrees that, in addition to any restrictions under applicable law, during the twelve-month period from and after the effective time of the Merger, the shares of Penseco common stock sold by or for the account of the undersigned, together with all sales of shares of Penseco common stock sold by or for the account of the undersigned within the three months preceding any such sale, shall not exceed one percent of the shares of Penseco common stock outstanding as shown by the most recent report or statement published by Penseco;

            (m) Agrees that this Letter Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania without regard to any applicable principles of conflict of law; and

            (n) Nothing herein shall be deemed to vest in Penseco any direct or indirect ownership or incidence of ownership of or with respect to any shares of common stock of Old Forge held by the undersigned.

            The obligations set forth herein shall terminate concurrently with the earlier of (i) any termination of the Merger Agreement, (ii) the completion of the Merger, or (iii) the withdrawal by the board of directors of Old Forge, consistent with the terms of the Merger Agreement, of its recommendation that its shareholders approve the Merger; provided, however, that the obligations set forth in paragraph (l) shall survive the Merger. Upon such termination, except as set forth in paragraph (l), no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.

                                    Ex. A-3

            This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

                                    Very truly yours,




Acknowledged and agreed to this ___ day of December, 2008.

Penseco Financial Services Corporation

By:  __________________________
Name:
Title:

                                    Ex. A-4

                                    Exhibit B

                     FORM OF EMPLOYMENT PROTECTION AGREEMENT

                [Penn Security Bank and Trust Company Letterhead]

__________, 2008

[name and address]



Dear [      ]:

      On behalf of Penn Security Bank and Trust Company (the "Company"), this
                                                              -------
letter memorializes our agreement to provide you with certain salary continuation benefits if your service to the Company ceases under specified circumstances. Your employment is "at will" employment, terminable by either you or the Company at any time, upon not less than 60 days written notice; provided that the Company may terminate your employment without notice at any time, if the termination is for Cause.

      1. Definitions. As used herein, the following terms have the following
         -----------
meanings:

      "Cause" means the occurrence of any of the following, as determined in
       -----
      good faith by the Board of Directors of the Company: (i) any physical or mental condition reasonably expected to or which does prevent you from performing any essential element of your job for more than 90 days; (ii) alcohol abuse or use of controlled drugs by you (other than in accordance with a physician's prescription); (iii) illegal conduct or gross misconduct by you which is materially and demonstrably injurious to the Company, its affiliates or subsidiaries including, without limitation, fraud, embezzlement, theft or proven dishonesty in the course of your employment; (iv) conviction of a misdemeanor involving moral turpitude or a felony; (v) the entry of a guilty or nolo contendere plea to a
                                             ---- ----------
      misdemeanor involving moral turpitude or a felony, (vi) material breach of any agreement with, or duty owed to, the Company, or (vii) your failure, refusal or inability to perform, in any material respect, your duties to the Company, which failure continues for more than thirty (30) days after written notice thereof from the Company.

      "Good Reason" means a material reduction by the Company in your annual
       -----------
      salary, provided that if the salaries of substantially all of the Company's senior executive officers (including the Company's President and CEO) are contemporaneously and proportionately reduced, a reduction in your salary will not constitute "Good Reason" hereunder. The foregoing will constitute Good Reason, however, only if you provide the Company with written objection to the event or condition within 30 days following the occurrence thereof, the Company does not reverse or otherwise cure the event or condition within 30 days of receiving that written objection, and you resign your employment within 30 days following the expiration of that cure period.

                                    Ex. B-1

      2. Salary and Benefits Continuation. In recognition of your continued
         --------------------------------
employment, if your service to the Company ceases at any time hereafter due to a termination by the Company without Cause or due to a resignation by you for Good Reason, you will be entitled to: (i) separation payments in the form of salary continuation (less applicable withholding) for a period ending on the date that is twelve months after the last day of your employment with the Company, and
(ii) if you elect to receive continuation coverage under the Company's group health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), for the twelve (12) month period immediately following the last day of your employment with the Company, waiver of the applicable premium otherwise payable for COBRA continuation coverage for you to the extent such premium exceeds the monthly amount charged to active similarly-situated employees of the Company for the same coverage. The separation payments described above will be paid at the base salary rate in effect as of the date of your separation from the Company and will be payable in accordance with the Company's normal payroll practices.

      3. Treasury Regulation; Release of Claims.
         --------------------------------------

      (a) If the cessation giving rise to the payments described in Section 2 is
                                                                    ---------
not a "Separation from Service" within the meaning of Treas. Reg. ss. 1.409A-1(h)(1) (or any successor provision), then the amounts otherwise payable pursuant to that section will instead be deferred without interest and will not be paid until you experience a Separation from Service. In addition, to the extent compliance with the requirements of Treas. Reg. ss. 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409A of the Internal Revenue Code to payments due to you upon or following your Separation from Service, then notwithstanding any other provision of this Agreement (or any otherwise applicable plan, policy, agreement or arrangement), any such payments that are otherwise due within six months following your Separation from Service (taking into account the preceding sentence of this paragraph) will be deferred without interest and paid to you in a lump sum immediately following that six month period. This paragraph should not be construed to prevent the application of Treas. Reg. ss.ss. 1.409A-1(b)(4) or (9)(or any successor provisions) to amounts payable hereunder. For purposes of the application of Treas. Reg. ss. 1.409A-1(b)(4), each payment described in
Section 2(a) will constitute a separate payment.

      (b) Moreover, notwithstanding any other provision of this letter, no payment or obligation will be owed by the Company hereunder, unless: (i) you execute and deliver to the Company a general release of claims against the Company and its affiliates in a form reasonably prescribed by the Company within 30 days (or 45 days, if required to comply with the Age Discrimination in Employment Act of 1967, as amended) following your cessation of employment, and
(ii) that release becomes irrevocable.

      4. No Liability of Officers and Directors. You acknowledge that any
         --------------------------------------
compensation payable to you in respect of your service to the Company (including any amount payable pursuant to this letter) is solely an obligation of the Company and not its officers or directors, even in the event of the Company's insolvency. Accordingly, intending to be legally bound, you hereby waive and release all claims for payment of compensation from officers or directors of the Company.

                                    Ex. B-2

      5. Miscellaneous Provisions. The salary continuation benefits described in this letter will be paid in lieu of, and not in addition to, benefits payable pursuant to any other salary continuation, severance, termination or similar arrangement maintained by the Company or its affiliates. For avoidance of doubt, a cessation of your service as a result of your death or a mental or physical condition entitling you to benefits under the Social Security Act or under any disability plan or arrangement maintained or funded by the Company will not constitute a termination without Cause. This letter represents our entire agreement regarding your salary continuation benefits and merges and supersedes all prior or contemporaneous discussions, agreements and understandings between us relating to that topic. This letter may not be changed or modified, except by an agreement in writing signed by you and an authorized representative of the Company. This letter will be governed by, and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regard to the application of the principles of conflicts or choice of laws.

      To acknowledge your agreement to all of the foregoing, please execute this letter in the space provided below and return the executed copy to me.

                                   Sincerely,

                                    Penn Security Bank and Trust Company


                                    By
                                      -----------------------------------------


Acknowledged and agreed on
              2008:
-------- ---,


---------------------------

                                    Ex. B-3